Global. Connected. Sustainable.

3Q
18

Earnings Press Release and Supplemental Information

This document is not an offer to sell or solicitation to buy securities of Digital Realty Trust, Inc. Any offers to sell or solicitations to buy securities of Digital Realty Trust, Inc. shall be made only by means of a prospectus approved for that purpose. The acquisition of Ascenty is expected to close later this year, subject to the satisfaction of closing conditions. There can be no assurance that the Ascenty acquisition will be consummated on the expected terms or timing or at all. Please see the risks described under the heading of "Risks Related to the Proposed Ascenty Acquisition" in the Current Report on Form 8-K filed by Digital Realty Trust, Inc. and Digital Realty Trust, L.P. on September 24, 2018.

DIGITAL REALTY

Financial Supplement
Table of Contents	Third Quarter 2018

Financial Supplement
Corporate Information	Third Quarter 2018

Corporate Profile
Digital Realty Trust, Inc. owns, acquires, develops and operates data centers. The company is focused on providing data center, colocation and interconnection solutions for domestic and international customers across a variety of industry verticals ranging from cloud and information technology services, communications and social networking to financial services, manufacturing, energy, healthcare, and consumer products. As of September 30, 2018, the company's 198 data centers, including 18 data centers held as investments in unconsolidated joint ventures, contain applications and operations critical to the day-to-day operations of technology industry and corporate enterprise data center customers. Digital Realty's portfolio is comprised of approximately 27.9 million square feet, excluding approximately 3.6 million square feet of space under active development and 1.8 million square feet of space held for future development, located throughout North America, Europe, Asia and Australia. For additional information, please visit the company's website at www.digitalrealty.com.

Corporate Headquarters
Four Embarcadero Center, Suite 3200
San Francisco, California 94111
Telephone: (415) 738-6500
Website: www.digitalrealty.com

Senior Management
A. William Stein: Chief Executive Officer
Andrew P. Power: Chief Financial Officer
Chris Sharp: Chief Technology Officer
Erich Sanchack: Executive Vice President, Operations

Investor Relations
To request more information or to be added to our e-mail distribution list, please visit our website: www.digitalrealty.com
(Please proceed to the Investor Relations section)

Analyst Coverage

Bank of America
BMO Capital Markets	Merrill Lynch	Barclays Capital	Berenberg	Citigroup
Ari Klein	Michael Funk	Ross Smotrich	Nate Crossett	Michael Rollins
(212) 885-4103	(646) 855-5664	(212) 526-2306	(646) 949-9030	(212) 816-1116

Cowen & Company	Credit Suisse	Deutsche Bank	Green Street Advisors	Guggenheim Securities
Colby Synesael	Sami Badri	Matthew Niknam	Lukas Hartwich	Robert Gutman
(646) 562-1355	(212) 538-1727	(212) 250-4711	(949) 640-8780	(212) 518-9148

J.P. Morgan	Jefferies	KeyBanc Capital	MoffettNathanson	Morgan Stanley
Richard Choe	Jonathan Petersen	Jordan Sadler	Nick Del Deo	Simon Flannery
(212) 662-6708	(212) 284-1705	(917) 368-2280	(212) 519-0025	(212) 761-6432

Morningstar	New Street Research	RBC Capital Markets	Raymond James	Robert W. Baird
Matthew Dolgin	Spencer Kurn	Jonathan Atkin	Frank Louthan	David Rodgers
(312) 696-6783	(212) 921-2067	(415) 633-8589	(404) 442-5867	(216) 737-7341

Stifel	SunTrust	UBS	Wells Fargo	William Blair
Erik Rasmussen	Gregory Miller	John Hodulik	Jennifer Fritzsche	James Breen
(212) 271-3461	(212) 303-4169	(212) 713-4226	(312) 920-3548	(617) 235-7513

This Earnings Press Release and Supplemental Information package supplements the information provided in our quarterly and annual reports filed with the Securities and Exchange Commission. Additional information about us and our data centers is also available on our website at www.digitalrealty.com.

Financial Supplement
Corporate Information (Continued)	Third Quarter 2018

Stock Listing Information

The stock of Digital Realty Trust, Inc. is traded primarily on the New York Stock Exchange under the following symbols:

Common Stock:	DLR
Series C Preferred Stock:	DLRPRC
Series G Preferred Stock:	DLRPRG
Series H Preferred Stock:	DLRPRH
Series I Preferred Stock:	DLRPRI
Series J Preferred Stock:	DLRPRJ

Symbols may vary by stock quote provider.

Credit Ratings

Standard & Poors
Corporate Credit Rating:	BBB	(Positive Outlook)
Preferred Stock:	BB+

Moody's
Issuer Rating:	Baa2	(Stable Outlook)
Preferred Stock:	Baa3

Fitch
Issuer Default Rating:	BBB	(Stable Outlook)
Preferred Stock:	BB+

These credit ratings may not reflect the potential impact of risks relating to the structure or trading of the company’s securities and are provided solely for informational purposes. Credit ratings are not recommendations to buy, hold or sell any security, and may be revised or withdrawn at any time by the issuing rating agency at its sole discretion. The company does not undertake any obligation to maintain the ratings or to advise of any change in ratings. Each agency’s rating should be evaluated independently of any other agency’s rating. An explanation of the significance of the ratings may be obtained from each of the rating agencies.

Common Stock Price Performance

The following summarizes recent activity of Digital Realty's common stock (DLR):

	Three Months Ended
	30-Sep-18	30-Jun-18	31-Mar-18	31-Dec-17	30-Sep-17
High price	$125.10	$112.07	$115.08	$124.16	$127.23
Low price	$110.80	$100.50	$96.56	$109.19	$108.73
Closing price, end of quarter	$112.48	$111.58	$105.38	$113.90	$118.33
Average daily trading volume	1,192,244	1,121,334	1,565,456	1,206,103	1,405,287
Indicated dividend per common share (1)	$4.04	$4.04	$4.04	$3.72	$3.72
Closing annual dividend yield, end of quarter	3.6%	3.6%	3.8%	3.3%	3.1%
Shares and units outstanding, end of quarter (2)	214,607,642	214,553,149	214,611,402	213,959,395	213,916,456
Closing market value of shares and units outstanding (3)	$24,139,068	$23,939,840	$22,615,749	$24,369,975	$25,312,734

(1)	On an annualized basis.

(2)
As of September 30, 2018, the total number of shares and units includes 206,267,055 shares of common stock, 6,411,484 common units held by third parties and 1,929,103 common units and vested and unvested long-term incentive units held by directors, officers and others and excludes all shares of common stock potentially issuable upon conversion of our series C, series G, series H, series I, and series J cumulative redeemable preferred stock upon certain change of control transactions. Also excludes 9,775,000 shares of common stock that may be issued upon full physical settlement of the September 2018 forward sales agreements.

(3)	Dollars in thousands as of the end of the quarter.
This Earnings Press Release and Supplemental Information package supplements the information provided in our quarterly and annual reports filed with the Securities and Exchange Commission. Additional information about us and our data centers is also available on our website at www.digitalrealty.com.

Ownership Structure	Financial Supplement
As of September 30, 2018	Third Quarter 2018

Partner	# of Units (1)	% Ownership
Digital Realty Trust, Inc.	206,267,055	96.1%
Third-Party Unitholders	6,411,484	3.0%
Directors, Officers and Others (2)	1,929,103	0.9%
Total	214,607,642	100.0%

(1)
The total number of units includes 206,267,055 general partnership common units, 6,411,484 common units held by third parties and 1,929,103 common units and vested and unvested long-term incentive units held by directors, officers and others, and excludes all shares of common stock potentially issuable upon conversion of our series C, series G, series H, series I, and series J cumulative redeemable preferred stock upon certain change of control transactions. Also excludes 9,775,000 shares of common stock that may be issued upon full physical settlement of the September 2018 forward sales agreements.

(2)	Reflects limited partnership interests held by our directors, officers and others in the form of common units, and vested and unvested long-term incentive units.

Key Quarterly Financial Data	Financial Supplement
Unaudited and Dollars in Thousands, Except Per Share Data	Third Quarter 2018

Shares and Units at End of Quarter	30-Sep-18	30-Jun-18	31-Mar-18	31-Dec-17	30-Sep-17
Common shares outstanding	206,267,055	206,055,117	205,874,914	205,470,300	205,433,495
Common units outstanding	8,340,587	8,498,032	8,736,488	8,489,095	8,482,961
Total Shares and Partnership Units	214,607,642	214,553,149	214,611,402	213,959,395	213,916,456

Enterprise Value
Market value of common equity (1)	$24,139,068	$23,939,840	$22,615,749	$24,369,975	$25,312,734
Liquidation value of preferred equity	1,266,250	1,266,250	1,266,250	1,266,250	1,266,250
Total debt at balance sheet carrying value	9,179,871	9,106,084	9,147,712	8,648,618	8,484,244
Total Enterprise Value	$34,585,189	$34,312,174	$33,029,711	$34,284,843	$35,063,228
Total debt / total enterprise value	26.5%	26.5%	27.7%	25.2%	24.2%

Selected Balance Sheet Data
Investments in real estate (before depreciation)	$17,981,293	$17,722,610	$17,528,976	$17,079,413	$16,535,694
Total Assets	21,462,110	21,411,423	21,581,917	21,404,345	21,232,498
Total Liabilities	10,681,095	10,561,690	10,595,502	10,300,993	9,994,566

Selected Operating Data
Total operating revenues	$768,924	$754,919	$744,368	$731,445	$609,925
Total operating expenses	629,859	610,857	600,555	614,247	543,768
Interest expense	80,851	78,810	76,985	73,989	71,621
Net income (loss)	90,264	88,159	110,095	79,658	12,476
Net income (loss) available to common stockholders	67,268	65,134	86,298	53,306	(4,139)

Financial Ratios
EBITDA (2)	$444,508	$444,853	$461,446	$415,813	$296,892
Adjusted EBITDA (3)	453,467	458,130	450,813	428,311	351,904
Net Debt to Adjusted EBITDA (4)	5.2x	5.2x	5.3x	5.2x	6.0x
GAAP interest expense	80,851	78,810	76,985	73,989	71,621
Fixed charges (5)	111,055	107,401	104,892	102,504	93,619
Interest coverage ratio (6)	5.0x	5.3x	5.3x	5.2x	4.8x
Fixed charge coverage ratio (7)	4.1x	4.3x	4.3x	4.2x	3.9x

Profitability Measures
Net income (loss) per common share - basic	$0.33	$0.32	$0.42	$0.26	($0.02)
Net income (loss) per common share - diluted	$0.33	$0.32	$0.42	$0.26	($0.02)
Funds from operations (FFO) / diluted share and unit (8)	$1.57	$1.64	$1.61	$1.48	$1.23
Core funds from operations (Core FFO) / diluted share and unit (8)	$1.63	$1.66	$1.63	$1.55	$1.51
Adjusted funds from operations (AFFO) / diluted share and unit (9)	$1.54	$1.55	$1.53	$1.35	$1.37
Dividends per share and common unit	$1.01	$1.01	$1.01	$0.93	$0.93
Diluted FFO payout ratio (8) (10)	64.2%	61.5%	62.8%	62.9%	75.5%
Diluted Core FFO payout ratio (8) (11)	62.0%	60.8%	62.0%	60.0%	61.6%
Diluted AFFO payout ratio (9) (12)	65.4%	65.4%	66.0%	68.7%	68.1%

Portfolio Statistics
Data Centers (13)	198	198	199	198	193
Cross-connects	77,000	76,000	75,000	74,000	73,000
Net rentable square feet, excluding development space (13)	27,918,778	27,847,819	27,115,634	26,588,569	26,056,085
Occupancy at end of quarter (14)	89.5%	89.4%	89.2%	90.2%	90.8%
Occupied square footage	25,001,127	24,906,210	24,195,848	23,991,756	23,659,177
Space under active development (15)	3,634,830	3,325,092	3,629,821	2,700,156	2,759,858
Space held for development (16)	1,816,366	1,455,841	1,532,682	1,645,175	1,636,300
Weighted average remaining lease term (years) (17)	4.5	4.7	4.9	4.9	5.1
Same-capital occupancy at end of quarter (14) (18)	88.4%	88.7%	88.7%	89.8%	90.1%

Key Quarterly Financial Data	Financial Supplement
Unaudited and Dollars in Thousands, Except Per Share Data	Third Quarter 2018

(1)
The market value of common equity is based on the closing stock price at the end of the quarter and assumes 100% redemption of the limited partnership units in our operating partnership, including common units and vested and unvested long-term incentive units, for shares of our common stock. Excludes shares of common stock potentially issuable upon conversion of our series C, series G, series H, series I, and series J cumulative redeemable preferred stock upon certain change of control transactions, as applicable.

(2)
EBITDA is calculated as earnings before interest expense, loss from early extinguishment of debt, tax expense, depreciation and amortization and impairment of investments in real estate. For a discussion of EBITDA, see page 38. For a reconciliation of net income available to common stockholders to EBITDA, see page 37.

(3)
Adjusted EBITDA is EBITDA excluding severance-related expense, equity acceleration, and legal expenses, transaction and integration expenses, (gain) loss on real estate transactions, equity in earnings adjustment for non-core items, other non-core expense adjustments, non-controlling interests, preferred stock dividends, including undeclared dividends, and issuance costs associated with redeemed preferred stock. For a discussion of Adjusted EBITDA, see page 38. For a reconciliation of net income available to common stockholders to Adjusted EBITDA, see page 37.

(4)
Net Debt to Adjusted EBITDA is calculated as total debt at balance sheet carrying value (see page 6), plus capital lease obligations, plus our share of joint venture debt, less unrestricted cash and cash equivalents, divided by the product of Adjusted EBITDA (inclusive of our share of joint venture EBITDA), multiplied by four. For the quarter ended September 30, 2017, Net Debt to Adjusted EBITDA includes all of the debt associated with the DuPont Fabros merger while the annualized third quarter Adjusted EBITDA includes only 17 days of DuPont Fabros operations during the quarter.

(5)	Fixed charges consist of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred dividends.

(6)	Interest coverage ratio is Adjusted EBITDA divided by GAAP interest expense plus capitalized interest.

(7)	Fixed charge coverage ratio is Adjusted EBITDA divided by fixed charges.

(8)	For definitions and discussion of FFO and core FFO, see page 38. For reconciliations of net income available to common stockholders to FFO and core FFO, see page 13.

(9)	For a definition and discussion of AFFO, see page 38. For a reconciliation of core FFO to AFFO, see page 14.

(10)	Diluted FFO payout ratio is dividends declared per common share and unit divided by diluted FFO per share and unit.

(11)	Diluted core FFO payout ratio is dividends declared per common share and unit divided by diluted core FFO per share and unit.

(12)	Diluted AFFO payout ratio is dividends declared per common share and unit divided by diluted AFFO per share and unit.

(13)	Includes buildings held as investments in unconsolidated joint ventures. Excludes buildings held-for-sale.

(14)
Occupancy and same-capital occupancy exclude space under active development and space held for development. Occupancy represents our consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures and non-managed unconsolidated joint ventures. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common area. Excludes buildings held-for-sale.

(15)	Space under active development includes current Base Building and Data Centers projects in progress (see page 30). Excludes buildings held-for-sale.

(16)	Space held for development includes space held for future Data Center development, and excludes space under active development (see page 34). Excludes buildings held-for-sale.

(17)	Weighted average remaining lease term excludes renewal options and is weighted by net rentable square feet.

(18)
Represents buildings owned as of December 31, 2016 with less than 5% of total rentable square feet under development. Excludes buildings that were undergoing, or were expected to undergo, development activities in 2017-2018, buildings classified as held-for-sale, and buildings sold or contributed to joint ventures for all periods presented. Prior period results have been adjusted to reflect current same-capital pool.

Digital Realty Trust
Earnings Release	Third Quarter 2018

DIGITAL REALTY REPORTS THIRD QUARTER 2018 RESULTS

San Francisco, CA — October 25, 2018 — Digital Realty (NYSE: DLR), a leading global provider of data center, colocation and interconnection solutions, announced today financial results for the third quarter of 2018. All per-share results are presented on a fully-diluted share and unit basis.

Highlights

•	Reported net income available to common stockholders of $0.33 per share in 3Q18, compared to ($0.02) in 3Q17

•	Reported FFO per share of $1.57 in 3Q18, compared to $1.23 in 3Q17

•	Reported core FFO per share of $1.63 in 3Q18, compared to $1.51 in 3Q17

•	Signed total bookings during 3Q18 expected to generate $69 million of annualized GAAP rental revenue, including an $8 million contribution from interconnection

•	Reiterated 2018 core FFO per share outlook of $6.55 - $6.65

Financial Results
Digital Realty reported revenues for the third quarter of 2018 of $769 million, a 2% increase from the previous quarter and a 26% increase from the same quarter last year.
The company delivered third quarter of 2018 net income of $90 million, and net income available to common stockholders of $67 million, or $0.33 per diluted share, compared to $0.32 per diluted share in the previous quarter and ($0.02) per diluted share in the same quarter last year.
Digital Realty generated third quarter of 2018 adjusted EBITDA of $453 million, a 1% decrease from the previous quarter and a 29% increase over the same quarter last year.
The company reported third quarter of 2018 funds from operations of $338 million, or $1.57 per share, compared to $1.64 per share in the previous quarter and $1.23 per share in the same quarter last year.
Excluding certain items that do not represent core expenses or revenue streams, Digital Realty delivered third quarter of 2018 core FFO of $1.63 per share, a 2% decrease from $1.66 per share in the previous quarter, and an 8% increase from $1.51 per share in the same quarter last year.

Leasing Activity
“In the third quarter, we signed total bookings expected to generate $69 million of annualized GAAP rental revenue, including an $8 million contribution from interconnection,” said Chief Executive Officer A. William Stein. “This represents the second-highest bookings in the company's history, close on the heels of our record in the prior quarter.  We also announced our entry into the rapidly growing Brazilian market, and we took proactive steps to secure our supply chain and further strengthen our balance sheet.  We look forward to building on this momentum in the months ahead, setting the stage for sustainable growth into 2019 and beyond.”
The weighted-average lag between leases signed during the third quarter of 2018 and the contractual commencement date was five months.
In addition to new leases signed, Digital Realty also signed renewal leases representing $61 million of annualized GAAP rental revenue during the quarter. Rental rates on renewal leases signed during the third quarter of 2018 rolled up 0.2% on a cash basis and up 1.6% on a GAAP basis.

Digital Realty Trust
Earnings Release	Third Quarter 2018

New leases signed during the third quarter of 2018 by region and product type are summarized as follows:

	Annualized GAAP
	Base Rent		GAAP Base Rent		GAAP Base Rent
North America	(in thousands)	Square Feet	per Square Foot	Megawatts	per Kilowatt
Turn-Key Flex	$40,958	330,137	$124	33.3	$103
Colocation	8,527	45,081	189	2.4	294
Non-Technical	978	53,916	18	—	—
Total	$50,463	429,134	$118	35.7	$116

Europe (1)
Turn-Key Flex	$5,076	32,431	$157	3.3	$130
Colocation	1,800	1,869	963	0.4	353
Non-Technical	51	1,715	30	—	—
Total	$6,927	36,015	$192	3.7	$155

Asia Pacific (1)
Turn-Key Flex	$4,163	23,300	$179	2.4	$146
Total	$4,163	23,300	$179	2.4	$146

Interconnection	$7,610	N/A	N/A	N/A	N/A

Grand Total	$69,163	488,449	$126	41.7	$121

Note: Totals may not foot due to rounding differences.
(1)    Based on quarterly average exchange rates during the three months ended September 30, 2018.

Investment Activity
During the third quarter of 2018, Digital Realty closed on the sale of 360 Spear Street, a 155,000 square foot data center in San Francisco, California, for $92 million. The facility was 39% leased and was expected to generate cash net operating income of approximately $2 million in 2018, representing a nominal exit cap rate of 1.9%. The sale generated net proceeds of $91 million, and Digital Realty recognized a gain on the sale of approximately $27 million in the third quarter of 2018.
Likewise during the third quarter of 2018, Digital Realty acquired three separate sites in Manassas, Virginia, Sterling, Virginia and Sydney, Australia, totaling 51.5 acres for a combined investment of $40 million, or approximately $773,000 per acre. The three sites are expected to support the development of approximately 138 megawatts of critical power. Digital Realty also entered into an agreement to acquire 424 acres of undeveloped land in Loudoun County, Virginia for a purchase price of $236.5 million, or approximately $558,000 per acre. The site is adjacent to Washington Dulles International Airport and located near bulk transmission lines as well as a major fiber path. The site is also located less than four miles from Digital Realty's existing data center campuses in Ashburn, Virginia. Commencement of development on these various land parcels will be subject to market demand, and delivery will be phased to meet future growth requirements upon build-out and lease-up of the company's existing campuses in Northern Virginia and Sydney, Australia.
Likewise during the third quarter of 2018, Digital Realty entered into a definitive agreement to acquire Ascenty, the leading data center provider in Brazil, from private equity firm Great Hill Partners in a transaction valued at approximately $1.8 billion. Digital Realty separately entered into an independent bilateral equity commitment letter with Brookfield Infrastructure, an affiliate of Brookfield Asset Management, one of the largest owners and operators of infrastructure assets globally, under which Brookfield has committed to fund half of the required initial equity investment, currently estimated to be approximately $613 million, excluding Brookfield’s share of the transaction costs, in exchange for 49% of the total equity interests in a joint venture entity expected to ultimately own Ascenty. The transaction is subject to customary closing conditions and is expected to close in the fourth quarter of 2018.
Balance Sheet
Digital Realty had approximately $9.2 billion of total debt outstanding as of September 30, 2018, comprised of $9.1 billion of unsecured debt and approximately $0.1 billion of secured debt. At the end of the third quarter of 2018, net debt-to-adjusted EBITDA was 5.2x, debt-plus-preferred-to-total enterprise value was 30.2% and fixed charge coverage was 4.1x.
During the third quarter, Digital Realty executed an offering of 9,775,000 shares of common stock (including 1,275,000 shares from the exercise in full of the underwriters' over-allotment option) at a price of $113.00 per share, subject to forward sale agreements. The company expects to receive net proceeds of approximately $1.1 billion (net of fees and estimated expenses) upon full physical settlement of the forward sale agreements, expected to be no later than September 27, 2019.
Subsequent to quarter-end, Digital Realty closed a £400 million pound sterling-denominated bond offering of 12-year senior unsecured notes at 3.750% per annum.
Likewise subsequent to quarter-end, Digital Realty completed the refinancing of its global credit facilities. The combined facilities total $3.3 billion, comprised of a $2.35 billion global revolving credit facility and approximately $916 million of multi-currency term loans. The company

Digital Realty Trust
Earnings Release	Third Quarter 2018

also completed a five-year, ¥33.3 billion (approximately $300 million) Japanese yen-denominated revolving credit facility. In conjunction with the refinancing, pricing for the global revolving credit facility was tightened by 10 basis points at the company's BBB / Baa2 senior unsecured debt rating, the maturity date was extended by three years and total availability was expanded by $350 million. The refinancing provides funds for acquisitions, development, debt repayment, working capital and general corporate purposes.

2018 Outlook
Digital Realty reiterated its 2018 core FFO per share outlook of $6.55 - $6.65. The assumptions underlying this guidance are summarized in the following table.

	As of	As of	As of	As of	As of
Top-Line and Cost Structure	January 8, 2018	February 15, 2018	April 26, 2018	July 26, 2018	October 25, 2018
2018 total revenue	$3.0 - $3.2 billion	$3.0 - $3.2 billion	$3.0 - $3.2 billion	$3.0 - $3.2 billion	$3.0 - $3.2 billion
2018 net non-cash rent adjustments (1)	($5 - $15 million)	($5 - $15 million)	($5 - $15 million)	($5 - $15 million)	($5 - $15 million)
2018 Adjusted EBITDA margin	58.0% - 60.0%	58.0% - 60.0%	58.0% - 60.0%	58.0% - 60.0%	58.0% - 60.0%
2018 G&A margin	5.5% - 6.5%	5.5% - 6.5%	5.5% - 6.5%	5.5% - 6.5%	5.5% - 6.5%

Internal Growth
Rental rates on renewal leases
Cash basis	Slightly negative	Slightly negative	Slightly negative	Slightly negative	Slightly negative
GAAP basis	Up mid-single-digits	Up mid-single-digits	Up mid-single-digits	Up mid-single-digits	Up mid-single-digits
Year-end portfolio occupancy	+/- 50 bps	+/- 50 bps	+/- 50 bps	+/- 50 bps	+/- 50 bps
"Same-capital" cash NOI growth (2)	0% - 3.0%	0% - 3.0%	1.0% - 3.0%	1.0% - 3.0%	1.0% - 3.0%

Foreign Exchange Rates
U.S. Dollar / Pound Sterling	$1.28 - $1.32	$1.28 - $1.32	$1.35 - $1.40	$1.30 - $1.35	$1.30 - $1.35
U.S. Dollar / Euro	$1.10 - $1.20	$1.10 - $1.20	$1.18 - $1.22	$1.15 - $1.20	$1.15 - $1.20

External Growth
Dispositions
Dollar volume	$0 - $200 million	$88 - $200 million	$187 - $300 million	$199 - $300 million	$292 million
Cap rate	0.0% - 10.0%	0.0% - 10.0%	0.0% - 10.0%	0.0% - 10.0%	0.0% - 10.0%
Development
CapEx	$0.9 - $1.1 billion	$0.9 - $1.1 billion	$0.9 - $1.1 billion	$1.0 - $1.2 billion	$1.2 - $1.4 billion
Average stabilized yields	10.0% - 12.0%	10.0% - 12.0%	10.0% - 12.0%	10.0% - 12.0%	10.0% - 12.0%
Enhancements and other non-recurring CapEx (3)	$25 - $30 million	$25 - $30 million	$25 - $30 million	$25 - $30 million	$25 - $30 million
Recurring CapEx + capitalized leasing costs (4)	$160 - $170 million	$160 - $170 million	$160 - $170 million	$160 - $170 million	$160 - $170 million

Balance Sheet
Long-term debt issuance
Dollar amount	$0 - $500 million	$0 - $500 million	$0 - $500 million	$650 million - $1 billion	$1.2 - $1.8 billion
Pricing	3.25% - 4.25%	3.25% - 4.25%	3.25% - 4.25%	3.25% - 4.50%	3.25% - 4.50%
Timing	Mid-to-late 2018	Mid-to-late 2018	Mid-to-late 2018	Mid-to-late 2018	Mid-to-late 2018

Net income per diluted share	$1.50 - $1.55	$1.50 - $1.55	$1.55 - $1.55	$1.55 - $1.60	$1.55 - $1.60
Real estate depreciation and (gain)/loss on sale	$4.90 - $4.95	$4.90 - $4.95	$4.90 - $4.95	$4.95 - $4.95	$4.95 - $4.95
Funds From Operations / share (NAREIT-Defined)	$6.40 - $6.50	$6.40 - $6.50	$6.45 - $6.50	$6.50 - $6.55	$6.50 - $6.55
Non-core expenses and revenue streams	$0.05 - $0.10	$0.05 - $0.10	$0.05 - $0.10	$0.05 - $0.10	$0.05 - $0.10
Core Funds From Operations / share	$6.45 - $6.60	$6.45 - $6.60	$6.50 - $6.60	$6.55 - $6.65	$6.55 - $6.65

(1)	Net non-cash rent adjustments represent the sum of straight-line rental revenue, straight-line rent expense as well as the amortization of above- and below-market leases (i.e., FAS 141 adjustments).

(2)
The "same-capital" pool includes buildings owned as of December 31, 2016 with less than 5% of the total rentable square feet under development. It also excludes buildings that were undergoing, or were expected to undergo, development activities in 2017-2018, buildings classified as held for sale, and buildings sold or contributed to joint ventures for all periods presented.

(3)	Other non-recurring CapEx represents costs incurred to enhance the capacity or marketability of operating data centers, such as network fiber initiatives and software development costs.

(4)
Recurring CapEx represents non-incremental improvements required to maintain current revenues, including second-generation tenant improvements and leasing commissions. Capitalized leasing costs include capitalized leasing compensation as well as capitalized internal leasing commissions.

Digital Realty Trust
Earnings Release	Third Quarter 2018

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, including FFO, core FFO, and Adjusted EBITDA. A reconciliation from U.S. GAAP net income available to common stockholders to FFO, a reconciliation from FFO to core FFO, and definitions of FFO, and core FFO are included as an attachment to this document. A reconciliation from U.S. GAAP net income available to common stockholders to Adjusted EBITDA, a definition of Adjusted EBITDA and definitions of net debt-to-Adjusted EBITDA, debt-plus-preferred-to-total enterprise value, cash NOI, and fixed charge coverage ratio are included as an attachment to this document.

Investor Conference Call
Prior to Digital Realty’s investor conference call at 5:30 p.m. EDT / 2:30 p.m. PDT on October 25, 2018, a presentation will be posted to the Investors section of the company’s website at http://investor.digitalrealty.com. The presentation is designed to accompany the discussion of the company's third quarter 2018 financial results and operating performance. The conference call will feature Chief Executive Officer A. William Stein and Chief Financial Officer Andrew P. Power.
To participate in the live call, investors are invited to dial (888) 317-6003 (for domestic callers) or (412) 317-6061 (for international callers) and reference the conference ID# 0813657 at least five minutes prior to start time. A live webcast of the call will be available via the Investors section of Digital Realty’s website at http://investor.digitalrealty.com.
Telephone and webcast replays will be available after the call until November 27, 2018. The telephone replay can be accessed by dialing (877) 344-7529 (for domestic callers) or (412) 317-0088 (for international callers) and providing the conference ID# 10124567. The webcast replay can be accessed on Digital Realty’s website.

About Digital Realty
Digital Realty supports the data center, colocation and interconnection strategies of more than 2,300 firms across its secure, network-rich portfolio of data centers located throughout North America, Europe, Asia and Australia. Digital Realty's clients include domestic and international companies of all sizes, ranging from cloud and information technology services, communications and social networking to financial services, manufacturing, energy, healthcare, and consumer products.

Contact Information
Andrew P. Power
Chief Financial Officer
Digital Realty
(415) 738-6500
John J. Stewart / Maria S. Lukens
Investor Relations
Digital Realty
(415) 738-6500

Consolidated Quarterly Statements of Operations	Financial Supplement
Unaudited and in Thousands, Except Share and Per Share Data	Third Quarter 2018

	Three Months Ended					Nine Months Ended
	30-Sep-18	30-Jun-18	31-Mar-18	31-Dec-17	30-Sep-17	30-Sep-18	30-Sep-17
Rental revenues	$541,073	$534,556	$530,925	$517,356	$440,591	$1,606,554	$1,257,293
Tenant reimbursements - Utilities	105,822	100,084	98,576	97,657	78,134	304,482	209,939
Tenant reimbursements - Other	57,282	55,639	51,503	54,324	29,479	164,424	78,304
Interconnection & other	62,760	61,770	61,373	60,275	59,851	185,903	175,377
Fee income	1,469	2,343	1,133	1,386	1,662	4,945	4,986
Other	518	527	858	447	208	1,903	584
Total Operating Revenues	$768,924	$754,919	$744,368	$731,445	$609,925	$2,268,211	$1,726,483

Utilities	$127,239	$115,470	$112,230	$112,055	$95,619	$354,939	$255,556
Rental property operating	118,732	114,852	113,410	113,445	94,442	346,994	278,560
Property taxes	34,871	27,284	35,263	36,348	32,586	97,418	87,666
Insurance	2,653	2,606	3,731	3,223	2,590	8,990	7,758
Depreciation & amortization	293,957	298,788	294,789	287,973	199,914	887,534	554,491
General & administration	40,997	44,277	36,289	44,311	41,477	121,563	112,399
Severance, equity acceleration, and legal expenses	645	1,822	234	1,209	2,288	2,701	3,522
Transaction and integration expenses	9,626	5,606	4,178	15,681	42,809	19,410	60,367
Impairment of investments in real estate	—	—	—	—	28,992	—	28,992
Other expenses	1,139	152	431	2	3,051	1,722	3,075
Total Operating Expenses	$629,859	$610,857	$600,555	$614,247	$543,768	$1,841,271	$1,392,386

Operating Income	$139,065	$144,062	$143,813	$117,198	$66,157	$426,940	$334,097

Equity in earnings of unconsolidated joint venture	$8,886	$7,438	$7,410	$5,924	$5,880	$23,734	$19,592
Gain on real estate transactions	26,577	14,192	39,273	30,746	9,751	80,042	9,609
Interest and other income	(981)	3,398	(42)	324	2,813	2,375	3,331
Interest (expense)	(80,851)	(78,810)	(76,985)	(73,989)	(71,621)	(236,646)	(184,653)
Tax (expense)	(2,432)	(2,121)	(3,374)	(545)	(2,494)	(7,927)	(7,356)
Gain from early extinguishment of debt	—	—	—	—	1,990	—	1,990
Net Income	$90,264	$88,159	$110,095	$79,658	$12,476	$288,518	$176,610

Net (income) attributable to noncontrolling interests	(2,667)	(2,696)	(3,468)	(6,023)	(40)	(8,831)	(1,985)
Net Income Attributable to Digital Realty Trust, Inc.	$87,597	$85,463	$106,627	$73,635	$12,436	$279,687	$174,625

Preferred stock dividends, including undeclared dividends	(20,329)	(20,329)	(20,329)	(20,329)	(16,575)	(60,987)	(48,473)
Issuance costs associated with redeemed preferred stock	—	—	—	—	—	—	(6,309)

Net Income (Loss) Available to Common Stockholders	$67,268	$65,134	$86,298	$53,306	($4,139)	$218,700	$119,843

Weighted-average shares outstanding - basic	206,118,472	205,956,005	205,714,173	205,448,689	170,194,254	205,931,031	163,481,306
Weighted-average shares outstanding - diluted	206,766,256	206,563,079	206,507,476	206,185,084	170,194,254	206,555,627	164,371,096
Weighted-average fully diluted shares and units	214,937,168	214,895,273	214,802,763	214,424,363	174,169,511	214,824,010	166,937,862

Net income (loss) per share - basic	$0.33	$0.32	$0.42	$0.26	($0.02)	$1.06	$0.73
Net income (loss) per share - diluted	$0.33	$0.32	$0.42	$0.26	($0.02)	$1.06	$0.73

Funds From Operations and Core Funds From Operations	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	Third Quarter 2018

Reconciliation of Net Income to Funds From Operations (FFO)	Three Months Ended					Nine Months Ended
	30-Sep-18	30-Jun-18	31-Mar-18	31-Dec-17	30-Sep-17	30-Sep-18	30-Sep-17

Net Income (Loss) Available to Common Stockholders	$67,268	$65,134	$86,298	$53,306	($4,139)	$218,700	$119,843
Adjustments:
Non-controlling interests in operating partnership	2,700	2,700	3,480	2,138	(79)	8,880	1,632
Real estate related depreciation & amortization (1)	290,757	295,750	291,686	284,924	196,871	878,193	545,328
Unconsolidated JV real estate related depreciation & amortization	3,775	3,722	3,476	3,323	2,732	10,973	8,243
(Gain) on real estate transactions	(26,577)	(14,192)	(39,273)	(30,746)	(9,751)	(80,042)	(9,609)
Non-controlling interests share of gain on sale of property	—	—	—	3,900	—	—	—
Impairment of investments in real estate	—	—	—	—	28,992	—	28,992
Funds From Operations	$337,923	$353,114	$345,667	$316,845	$214,626	$1,036,704	$694,429

Funds From Operations - diluted	$337,923	$353,114	$345,667	$316,845	$214,626	$1,036,704	$694,429

Weighted-average shares and units outstanding - basic	214,289	214,288	214,009	213,688	173,461	214,199	166,048
Weighted-average shares and units outstanding - diluted (2)	214,937	214,895	214,803	214,424	174,170	214,824	166,938

Funds From Operations per share - basic	$1.58	$1.65	$1.62	$1.48	$1.24	$4.84	$4.18

Funds From Operations per share - diluted (2)	$1.57	$1.64	$1.61	$1.48	$1.23	$4.83	$4.16

	Three Months Ended					Nine Months Ended
Reconciliation of FFO to Core FFO	30-Sep-18	30-Jun-18	31-Mar-18	31-Dec-17	30-Sep-17	30-Sep-18	30-Sep-17

Funds From Operations - diluted	$337,923	$353,114	$345,667	$316,845	$214,626	$1,036,704	$694,429
Adjustments:
Termination fees and other non-core revenues (3)	(518)	(3,663)	(858)	(447)	(208)	(5,039)	(584)
Transaction and integration expenses	9,626	5,606	4,178	15,681	42,809	19,410	60,367
Gain from early extinguishment of debt	—	—	—	—	(1,990)	—	(1,990)
Issuance costs associated with redeemed preferred stock	—	—	—	—	—	—	6,309
Equity in earnings adjustment for non-core items	—	—	—	—	—	—	(3,285)
Severance, equity acceleration, and legal expenses (4)	645	1,822	234	1,209	2,288	2,701	3,522
Bridge facility fees (5)	—	—	—	—	3,182	—	3,182
Other non-core expense adjustments	2,269	152	431	2	3,051	2,852	3,075
Core Funds From Operations - diluted	$349,945	$357,031	$349,652	$333,290	$263,758	$1,056,628	$765,025

Weighted-average shares and units outstanding - diluted (2)	214,937	214,895	214,803	214,424	174,170	214,824	166,938

Core Funds From Operations per share - diluted (2)	$1.63	$1.66	$1.63	$1.55	$1.51	$4.92	$4.58

(1) Real Estate Related Depreciation & Amortization:	Three Months Ended					Nine Months Ended
	30-Sep-18	30-Jun-18	31-Mar-18	31-Dec-17	30-Sep-17	30-Sep-18	30-Sep-17

Depreciation & amortization per income statement	$293,957	$298,788	$294,789	$287,973	$199,914	$887,534	$554,491
Non-real estate depreciation	(3,200)	(3,038)	(3,103)	(3,049)	(3,043)	(9,341)	(9,163)

Real Estate Related Depreciation & Amortization	$290,757	$295,750	$291,686	$284,924	$196,871	$878,193	$545,328

(2)
For all periods presented, we have excluded the effect of dilutive series C, series F, series G, series H, series I and series J preferred stock, as applicable, that may be converted into common stock upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series C, series F, series G, series H, series I, and series J preferred stock, as applicable, which we consider highly improbable. See above for calculations of diluted FFO available to common stockholders and unitholders and the share count detail section of the reconciliation of core FFO to AFFO for calculations of weighted average common stock and units outstanding.

(3)	Includes lease termination fees and certain other adjustments that are not core to our business.

(4)	Relates to severance and other charges related to the departure of company executives and integration-related severance.

(5)	Bridge facility fees are included in interest expense.

Adjusted Funds From Operations (AFFO)	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	Third Quarter 2018

	Three Months Ended					Nine Months Ended
Reconciliation of Core FFO to AFFO	30-Sep-18	30-Jun-18	31-Mar-18	31-Dec-17	30-Sep-17	30-Sep-18	30-Sep-17

Core FFO available to common stockholders and unitholders	$349,945	$357,031	$349,652	$333,290	$263,758	$1,056,628	$765,025
Adjustments:
Non-real estate depreciation	3,200	3,038	3,103	3,049	3,043	9,341	9,163
Amortization of deferred financing costs	3,066	2,953	3,060	3,092	2,611	9,079	7,572
Amortization of debt discount/premium	902	882	875	858	816	2,659	2,226
Non-cash stock-based compensation expense	5,823	8,419	5,497	3,923	4,636	19,741	13,977
Straight-line rental revenue	(10,511)	(8,489)	(10,266)	(8,705)	(1,692)	(29,266)	(7,860)
Straight-line rental expense	2,482	2,669	2,547	(635)	4,212	7,698	12,742
Above- and below-market rent amortization	6,552	6,794	6,666	6,562	(873)	20,012	(4,792)
Deferred non-cash tax expense	(1,783)	(1,137)	(216)	(1,100)	284	(3,135)	(1,812)
Capitalized leasing compensation (1)	(2,606)	(2,825)	(2,998)	(3,567)	(2,945)	(8,429)	(8,319)
Recurring capital expenditures (2)	(22,500)	(34,447)	(27,328)	(45,298)	(34,664)	(84,275)	(90,992)
Capitalized internal leasing commissions (1)	(2,547)	(2,822)	(2,049)	(1,217)	(1,225)	(7,418)	(4,073)

AFFO available to common stockholders and unitholders (3)	$332,023	$332,066	$328,543	$290,252	$237,961	$992,635	$692,857

Weighted-average shares and units outstanding - basic	214,289	214,288	214,009	213,688	173,461	214,199	166,048
Weighted-average shares and units outstanding - diluted (4)	214,937	214,895	214,803	214,424	174,170	214,824	166,938

AFFO per share - diluted (4)	$1.54	$1.55	$1.53	$1.35	$1.37	$4.62	$4.15

Dividends per share and common unit	$1.01	$1.01	$1.01	$0.93	$0.93	$3.03	$2.79

Diluted AFFO Payout Ratio	65.4%	65.4%	66.0%	68.7%	68.1%	65.6%	67.2%

	Three Months Ended					Nine Months Ended
Share Count Detail	30-Sep-18	30-Jun-18	31-Mar-18	31-Dec-17	30-Sep-17	30-Sep-18	30-Sep-17

Weighted Average Common Stock and Units Outstanding	214,289	214,288	214,009	213,688	173,461	214,199	166,048
Add: Effect of dilutive securities (excludes 5.50% debentures)	648	607	794	736	709	625	890

Weighted Avg. Common Stock and Units Outstanding - diluted	214,937	214,895	214,803	214,424	174,170	214,824	166,938

(1)	Includes only second-generation leasing costs.

(2)
Recurring capital expenditures represent non-incremental building improvements required to maintain current revenues, including second-generation tenant improvements and external leasing commissions. Recurring capital expenditures do not include acquisition costs contemplated when underwriting the purchase of a building, costs which are incurred to bring a building up to Digital Realty's operating standards, or internal leasing commissions.

(3)	For a definition and discussion of AFFO, see the definitions section. For a reconciliation of net income available to common stockholders to FFO and core FFO, see above.

(4)
For all periods presented, we have excluded the effect of dilutive series C, series F, series G, series H, series I and series J preferred stock, as applicable, that may be converted into common stock upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series C, series F, series G, series H, series I, and series J preferred stock, as applicable, which we consider highly improbable. See above for calculations of diluted FFO available to common stockholders and unitholders and for calculations of weighted average common stock and units outstanding.

Consolidated Balance Sheets	Financial Supplement
Unaudited and in Thousands, Except Share and Per Share Data	Third Quarter 2018

	30-Sep-18	30-Jun-18	31-Mar-18	31-Dec-17	30-Sep-17
Assets
Investments in real estate:
Real estate	$16,062,402	$15,969,938	$15,654,932	$15,163,846	$14,693,479
Construction in progress	1,464,010	1,323,998	1,470,065	1,399,684	1,405,740
Land held for future development	284,962	261,368	236,415	352,406	330,101
Investments in real estate	$17,811,374	$17,555,304	$17,361,412	$16,915,936	$16,429,320
Accumulated depreciation and amortization	(3,755,596)	(3,588,124)	(3,439,050)	(3,238,227)	(3,075,294)
Net Investments in Properties	$14,055,778	$13,967,180	$13,922,362	$13,677,709	$13,354,026
Investment in unconsolidated joint ventures	169,919	167,306	167,564	163,477	106,374
Net Investments in Real Estate	$14,225,697	$14,134,486	$14,089,926	$13,841,186	$13,460,400

Cash and cash equivalents	$46,242	$17,589	$22,370	$51	$192,578
Accounts and other receivables (1)	308,709	282,287	309,328	276,347	258,490
Deferred rent	454,412	445,766	442,887	430,026	420,348
Acquired in-place lease value, deferred leasing costs and other real estate intangibles, net	2,734,158	2,823,275	2,928,566	2,998,806	3,052,277
Acquired above-market leases, net	135,127	150,084	165,568	184,375	178,190
Goodwill	3,373,342	3,378,325	3,405,110	3,389,595	3,384,394
Restricted cash	8,068	9,443	7,330	13,130	17,753
Assets associated with real estate held for sale	—	—	41,707	139,538	132,818
Other assets	176,355	170,168	169,125	131,291	135,250

Total Assets	$21,462,110	$21,411,423	$21,581,917	$21,404,345	$21,232,498

Liabilities and Equity
Global unsecured revolving credit facility	$590,289	$466,971	$952,121	$550,946	$138,477
Unsecured term loans	1,352,969	1,376,784	1,428,498	1,420,333	1,432,659
Unsecured senior notes, net of discount	7,130,541	7,156,084	6,660,727	6,570,757	6,806,333
Mortgage loans, net of premiums	106,072	106,245	106,366	106,582	106,775
Accounts payable and other accrued liabilities	1,059,355	1,031,794	1,012,490	980,218	1,024,394
Accrued dividends and distributions	—	—	—	199,761	—
Acquired below-market leases	208,202	216,520	225,674	249,465	257,732
Security deposits and prepaid rent	233,667	207,292	207,859	217,898	223,536
Liabilities associated with assets held for sale	—	—	1,767	5,033	4,660
Total Liabilities	$10,681,095	$10,561,690	$10,595,502	$10,300,993	$9,994,566

Redeemable non-controlling interests - operating partnership	17,553	52,805	49,871	53,902	64,509

Equity
Preferred Stock: $0.01 par value per share, 110,000,000 shares authorized:
Series C Cumulative Redeemable Preferred Stock (2)	$219,250	$219,250	$219,250	$219,250	$219,250
Series G Cumulative Redeemable Preferred Stock (3)	241,468	241,468	241,468	241,468	241,468
Series H Cumulative Redeemable Preferred Stock (4)	353,290	353,290	353,290	353,290	353,290
Series I Cumulative Redeemable Preferred Stock (5)	242,012	242,012	242,012	242,012	242,012
Series J Cumulative Redeemable Preferred Stock (6)	193,540	193,540	193,540	193,540	193,667
Common Stock: $0.01 par value per share, 315,000,000 shares authorized (7)	2,049	2,047	2,045	2,044	2,043
Additional paid-in capital	11,333,035	11,310,132	11,285,611	11,261,462	11,250,322
Dividends in excess of earnings	(2,455,189)	(2,314,291)	(2,177,269)	(2,055,552)	(1,917,791)
Accumulated other comprehensive (loss), net	(103,201)	(107,070)	(106,096)	(108,432)	(116,732)
Total Stockholders' Equity	$10,026,254	$10,140,378	$10,253,851	$10,349,082	$10,467,529

Noncontrolling Interests
Noncontrolling interest in operating partnership	$671,269	$654,261	$680,400	$698,125	$699,308
Noncontrolling interest in consolidated joint ventures	65,939	2,289	2,293	2,243	6,586

Total Noncontrolling Interests	$737,208	$656,550	$682,693	$700,368	$705,894

Total Equity	$10,763,462	$10,796,928	$10,936,544	$11,049,450	$11,173,423

Total Liabilities and Equity	$21,462,110	$21,411,423	$21,581,917	$21,404,345	$21,232,498

(1)	Net of allowance for doubtful accounts of $9,060 and $6,737, as of September 30, 2018 and December 31, 2017, respectively.

(2)
Series C Cumulative Redeemable Perpetual Preferred Stock, 6.625%, $201,250 and $201,250 liquidation preference, respectively ($25.00 per share), 8,050,000 and 8,050,000 shares issued and outstanding as of September 30, 2018 and December 31, 2017, respectively.

(3)
Series G Cumulative Redeemable Preferred Stock, 5.875%, $250,000 and $250,000 liquidation preference, respectively ($25.00 per share), 10,000,000 and 10,000,000 shares issued and outstanding as of September 30, 2018 and December 31, 2017, respectively.

(4)
Series H Cumulative Redeemable Preferred Stock, 7.375%, $365,000 and $365,000 liquidation preference, respectively ($25.00 per share), 14,600,000 and 14,600,000 shares issued and outstanding as of September 30, 2018 and December 31, 2017, respectively.

(5)
Series I Cumulative Redeemable Preferred Stock, 6.350%, $250,000 and $250,000 liquidation preference, respectively ($25.00 per share), 10,000,000 and 10,000,000 shares issued and outstanding as of September 30, 2018 and December 31, 2017, respectively.

(6)
Series J Cumulative Redeemable Preferred Stock, 5.250%, $200,000 and $200,000 liquidation preference, respectively ($25.00 per share), 8,000,000 and 8,000,000 shares issued and outstanding as of September 30, 2018 and December 31, 2017, respectively.

(7)	Common Stock: 206,267,055 and 205,470,300 shares issued and outstanding as of September 30, 2018 and December 31, 2017, respectively.

Components of Net Asset Value (NAV) (1)	Financial Supplement
Unaudited and in Thousands	Third Quarter 2018

Consolidated Data Centers Cash Net Operating Income (NOI) (2), Annualized (3)
Internet Gateway (4)	$337,533
Turn-Key Flex® (4)	1,125,480
Powered Base Building® (4)	217,444
Colo & Non-tech (4)	120,303
Internet Gateway Leaseholds (4)	127,089
Total Cash NOI, Annualized	$1,927,849
less: Partners' share of consolidated JVs	(37)
Dispositions / expirations	(11,800)
3Q18 carry-over & remaining FY18 backlog cash NOI (stabilized) (5)	56,431
Total Consolidated Cash NOI, Annualized	$1,972,443

Digital Realty's Pro Rata Share of Unconsolidated JV Cash NOI (3)(6)
Turn-Key Flex®	$49,500
Powered Base Building®	9,684
Total Unconsolidated Cash NOI, Annualized	$59,184

Other Income
Development and Management Fees (net), Annualized	$5,876

Other Assets
Pre-stabilized inventory, at cost (7)	$313,182
Land held for development	284,962
Development CIP (8)	1,464,010
less: Investment associated with FY18 Backlog NOI	(366,056)
Cash and cash equivalents	46,242
Restricted cash	8,068
Accounts and other receivables, net	308,709
Other assets	176,355
less: Partners' share of consolidated JV assets	(58)
Total Other Assets	$2,235,414

Liabilities
Global unsecured revolving credit facility	$594,983
Unsecured term loans	1,356,702
Unsecured senior notes	7,185,320
Mortgage loans, excluding premiums	105,930
Accounts payable and other accrued liabilities (9)	1,059,355
Security deposits and prepaid rents	233,667
Backlog NOI cost to complete (10)	146,661
Preferred stock, at liquidation value	1,266,250
Digital Realty's share of unconsolidated JV debt	264,535
Total Liabilities	$12,213,403

Diluted Shares and Units Outstanding	215,256

(1)	Includes Digital Realty's share of backlog leasing at unconsolidated joint venture buildings.

(2)	For definitions and discussion of NOI and cash NOI and a reconciliation of operating income to NOI and cash NOI, see page 39.

(3)
Annualized cash NOI is calculated by multiplying results for the most recent quarter by four. Annualized results may not be indicative of any four-quarter period and do not take into account scheduled lease expirations, among other things. Annualized data is presented for illustrative purposes only.

(4)	Reflects annualized 3Q18 Cash NOI of $1,927.8 million. NOI is allocated based on management’s best estimates derived using contractual ABR and stabilized margins.

(5)	Estimated cash NOI related to signed leasing expected to commence through December 31, 2018. Includes Digital Realty's share of signed leases at unconsolidated joint venture buildings.

(6)	For a reconciliation of Digital Realty's pro rata share of unconsolidated joint venture operating income to cash NOI, see page 36.

(7)	Includes Digital Realty's share of cost at unconsolidated joint venture buildings.

(8)	See page 32 for further details on the breakdown of the construction in progress balance.

(9)	Includes net deferred tax liability of approximately $159.3 million.

(10)	Includes Digital Realty's share of expected cost to complete at unconsolidated joint venture buildings.

Consolidated Debt Analysis and Global Unsecured Revolving Credit Facility	Financial Supplement
Unaudited and in Thousands	Third Quarter 2018

	As of September 30, 2018
	Maturity Date	Principal Balance	% of Total Debt	Interest Rate	Interest Rate Including Swaps
Global Unsecured Revolving Credit Facility
Global unsecured revolving credit facility	January 15, 2021 (1)	$594,983
Deferred financing costs, net		(4,694)
Total Global Unsecured Revolving Credit Facility		$590,289	6%	2.349%

Unsecured Term Loan
Hedged variable rate portion of five-year term loan	January 15, 2021	$604,046		2.684%	2.176%
Unhedged variable rate portion of five-year term loan	January 15, 2021	452,656		2.757%
Hedged variable rate portion of seven-year term loan	January 15, 2023	300,000		3.708%	2.985%
Deferred financing costs, net		(3,733)
Total Unsecured Term Loan		$1,352,969	15%	2.935%	2.549%

Senior Notes
Floating rate guaranteed notes due 2019	May 22, 2019	$145,050		0.181%
5.875% notes due 2020	February 1, 2020	500,000		5.875%
3.400% notes due 2020	October 1, 2020	500,000		3.400%
5.250% notes due 2021	March 15, 2021	400,000		5.250%
3.950% notes due 2022	July 1, 2022	500,000		3.950%
3.625% notes due 2022	October 1, 2022	300,000		3.625%
2.750% notes due 2023	February 1, 2023	350,000		2.750%
4.750% notes due 2023	October 13, 2023	390,930		4.750%
2.625% notes due 2024	April 15, 2024	696,240		2.625%
2.750% notes due 2024	July 19, 2024	325,775		2.750%
4.250% notes due 2025	January 17, 2025	521,240		4.250%
4.750% notes due 2025	October 1, 2025	450,000		4.750%
3.700% notes due 2027	August 15, 2027	1,000,000		3.700%
4.450% notes due 2028	July 15, 2028	650,000		4.450%
3.300% notes due 2029	July 19, 2029	456,085		3.300%
Unamortized discounts		(16,495)
Deferred financing costs, net		(38,284)
Total Senior Notes		$7,130,541	78%	3.872%

Total Unsecured Senior Notes		$7,130,541	78%	3.872%

Mortgage Loans
731 East Trade Street	July 1, 2020	$1,930		8.220%
Secured note due 2023	March 1, 2023	104,000		3.258%	2.711%
Unamortized net premiums		171
Deferred financing costs, net		(29)
Total Mortgage Loans		$106,072	1%	3.349%	2.811%

Total Indebtedness		$9,179,871	100%	3.630%	3.567%

Debt Summary
Total unhedged variable rate debt		$1,192,689	13%
Total fixed rate / hedged variable rate debt		8,050,246	87%
Total Consolidated Debt		$9,242,935	100%	3.630%	3.567% (2)

Global Unsecured Revolving Credit Facility Detail as of September 30, 2018
	Maximum Available	Existing Capacity (3)	Currently Drawn

Global Unsecured Revolving Credit Facility	$2,020,497	$1,380,957	$594,983

(1)	Maturity date assumes that all extensions will be exercised.

(2)	Debt instruments shown at coupon rates.

(3)	Net of letters of credit issued of $44.6 million.

Debt Maturities	Financial Supplement
Unaudited and in Thousands	Third Quarter 2018

	As of September 30, 2018
	Interest Rate	2018	2019	2020	2021	2022	Thereafter	Total
Global Unsecured Revolving Credit Facility (1)
Global unsecured revolving credit facility		—	—	—	$594,983	—	—	$594,983
Total Global Unsecured Revolving Credit Facility	2.349%	—	—	—	$594,983	—	—	$594,983

Unsecured Term Loan
Hedged variable rate portion of five-year term loan	2.176% (2)	—	—	—	$604,046	—	—	$604,046
Unhedged variable rate portion of five-year term loan	2.757%	—	—	—	452,656	—	—	452,656
Hedged variable rate portion of seven-year term loan	2.985% (2)	—	—	—	—	—	$300,000	300,000
Total Unsecured Term Loan	2.549% (2)	—	—	—	$1,056,702	—	$300,000	$1,356,702

Senior Notes
Floating rate guaranteed notes due 2019	0.181%	—	$145,050	—	—	—	—	$145,050
5.875% notes due 2020	5.875%	—	—	$500,000	—	—	—	500,000
3.400% notes due 2020	3.400%	—	—	500,000	—	—	—	500,000
5.250% notes due 2021	5.250%	—	—	—	$400,000	—	—	400,000
3.950% notes due 2022	3.950%	—	—	—	—	$500,000	—	500,000
3.625% notes due 2022	3.625%	—	—	—	—	300,000	—	300,000
2.750% notes due 2023	2.750%	—	—	—	—	—	$350,000	350,000
4.750% notes due 2023	4.750%	—	—	—	—	—	390,930	390,930
2.625% notes due 2024	2.625%	—	—	—	—	—	696,240	696,240
2.750% notes due 2024	2.750%	—	—	—	—	—	325,775	325,775
4.250% notes due 2025	4.250%	—	—	—	—	—	521,240	521,240
4.750% notes due 2025	4.750%	—	—	—	—	—	450,000	450,000
3.700% notes due 2027	3.700%	—	—	—	—	—	1,000,000	1,000,000
4.450% notes due 2028	4.450%	—	—	—	—	—	650,000	650,000
3.300% notes due 2029	3.300%	—	—	—	—	—	456,085	456,085
Total Senior Notes	3.872%	—	$145,050	$1,000,000	$400,000	$800,000	$4,840,270	$7,185,320

Mortgage Loans
Secured note due 2023	2.711% (2)	—	—	—	—	—	$104,000	$104,000
731 East Trade Street	8.220%	$153	$644	$1,133	—	—	—	1,930
Total Mortgage Loans	2.811%	$153	$644	$1,133	—	—	$104,000	$105,930

Total unhedged variable rate debt		—	$145,050	—	$1,047,639	—	—	$1,192,689
Total fixed rate / hedged variable rate debt		$153	644	$1,001,133	1,004,046	$800,000	$5,244,270	8,050,246

Total Debt	3.567%	$153	$145,694	$1,001,133	$2,051,685	$800,000	$5,244,270	$9,242,935

Weighted Average Interest Rate		8.220%	0.217%	4.642%	2.954%	3.828%	3.656%	3.567%

Summary

Weighted Average Term to Initial Maturity								5.0 Years

Weighted Average Maturity (assuming exercise of extension options)								5.1 Years

(1)	Assumes all extensions will be exercised.

(2)	Interest rate including swaps.

Note: Totals exclude net premiums/(discounts) and deferred financing costs.

Debt Analysis & Covenant Compliance	Financial Supplement
Unaudited	Third Quarter 2018

	As of September 30, 2018
	5.875% Notes due 2020 5.250% Notes due 2021
Floating Rate Notes due 2019
3.400% Notes due 2020
3.950% Notes due 2022
3.625% Notes due 2022
4.750% Notes due 2023
2.750% Notes due 2023
2.625% Notes due 2024
2.750% Notes due 2024
4.250% Notes due 2025
4.750% Notes due 2025
3.700% Notes due 2027
4.450% Notes due 2028
3.300% Notes due 2029
				Global Unsecured Revolving Credit Facility
Debt Covenant Ratios (1)	Required	Actual	Actual	Required	Actual
Total outstanding debt / total assets (2)	Less than 60%	44%	40%	Less than 60% (3)	37%
Secured debt / total assets (4)	Less than 40%	< 1%	< 1%	Less than 40%	1%
Total unencumbered assets / unsecured debt	Greater than 150%	219%	239%	N/A	N/A
Consolidated EBITDA / interest expense (5)	Greater than 1.5x	4.6x	4.6x	N/A	N/A
Fixed charge coverage		N/A	N/A	Greater than 1.5x	4.4x
Unsecured debt / total unencumbered asset value (6)		N/A	N/A	Less than 60%	39%
Unencumbered assets debt service coverage ratio		N/A	N/A	Greater than 1.5x	5.7x

(1)
For a definition of the terms used in the table above and related footnotes, please refer to the indentures which govern the notes and the Global Senior Credit Agreement dated as of January 15, 2016, as amended, which are filed as exhibits to our reports filed with the Securities and Exchange Commission.

(2)
This ratio is referred to as the Leverage Ratio, defined as Consolidated Debt / Total Asset Value, under the Global Unsecured Revolving Credit Facility. For the calculation of Total Assets, please refer to the indentures which govern the notes and the Global Senior Credit Agreement dated as of January 15, 2016, as amended, which are filed as exhibits to our reports filed with the Securities and Exchange Commission.

(3)
The company has the right to maintain a Leverage Ratio of greater than 60.0% but less than or equal to 65.0% for up to four consecutive fiscal quarters during the term of the facility following an acquisition of one or more Assets for a purchase price and other consideration in an amount not less than 5% of Total Asset Value.

(4)	This ratio is referred to as the Secured Debt Leverage Ratio, defined as Secured Debt / Total Asset Value, under the Global Unsecured Revolving Credit Facility.

(5)	Calculated as current quarter annualized consolidated EBITDA to current quarter annualized Interest Expense (including capitalized interest and debt discounts).

(6)	Assets must satisfy certain conditions to qualify for inclusion as an Unencumbered Asset under the Global Unsecured Revolving Credit Facility.

Same-Capital Operating Trend Summary	Financial Supplement
Unaudited and in Thousands	Third Quarter 2018

Stabilized ("Same-Capital") Portfolio (1)

	Three Months Ended					Nine Months Ended
	30-Sep-18	30-Sep-17	% Change	30-Jun-18	% Change	30-Sep-18	30-Sep-17	% Change
Rental revenues	$293,240	$297,460	(1.4%)	$295,510	(0.8%)	$886,014	$888,614	(0.3%)
Tenant reimbursements - Utilities	51,915	48,657	6.7%	48,986	6.0%	146,315	138,017	6.0%
Tenant reimbursements - Other	18,142	18,038	0.6%	17,640	2.8%	50,189	50,610	(0.8%)
Interconnection & other	56,168	53,430	5.1%	55,423	1.3%	166,636	156,787	6.3%
Total Revenue	$419,465	$417,585	0.5%	$417,559	0.5%	$1,249,154	$1,234,028	1.2%

Utilities	$67,191	$64,260	4.6%	$60,151	11.7%	$183,654	$176,527	4.0%
Rental property operating	66,294	63,277	4.8%	62,518	6.0%	193,307	193,224	—
Property taxes	20,499	21,300	(3.8%)	14,844	38.1%	55,518	58,601	(5.3%)
Insurance	1,921	2,082	(7.7%)	2,025	(5.1%)	6,155	6,362	(3.3%)
Total Expenses	$155,905	$150,919	3.3%	$139,538	11.7%	$438,634	$434,714	0.9%

Net Operating Income (2)	$263,560	$266,666	(1.2%)	$278,021	(5.2%)	$810,520	$799,314	1.4%

Less:
Stabilized straight-line rent	($5,089)	($6,270)	(18.8%)	($4,015)	26.7%	($12,368)	($15,640)	(20.9%)
Above- and below-market rent	2,032	2,060	(1.4%)	1,846	10.1%	5,857	6,203	(5.6%)
Cash Net Operating Income (3)	$266,617	$270,876	(1.6%)	$280,190	(4.8%)	$817,031	$808,751	1.0%

Stabilized Portfolio occupancy at period end (4)	88.4%	90.1%	(1.7%)	88.7%	(0.3%)	88.4%	90.1%	(1.7%)

(1)
Represents buildings owned as of December 31, 2016 with less than 5% of total rentable square feet under development. Excludes buildings that were undergoing, or were expected to undergo, development activities in 2017-2018, buildings classified as held for sale, and buildings sold or contributed to joint ventures for all periods presented. Prior period numbers adjusted to reflect current same-capital pool.

(2)	For a definition and discussion of net operating income and a reconciliation of operating income to NOI, see page 39.

(3)	For a definition and discussion of cash net operating income and a reconciliation of operating income to cash NOI, see page 39.

(4)
Occupancy excludes space under active development and space held for development. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Summary of Leasing Activity	Financial Supplement
Leases Signed in the Quarter Ended September 30, 2018	Third Quarter 2018

	Turn-Key Flex®		Powered Base Building®		Colocation		Non-Tech		Total
Leasing Activity - New (1) (2)	3Q18	LTM	3Q18	LTM	3Q18	LTM	3Q18	LTM	3Q18	LTM

Number of leases (3)	38	142	—	2	186	670	3	26	227	840
Rentable Square Feet Leased (4)	385,868	1,552,009	—	199,103	46,950	127,363	55,631	89,810	488,449	1,968,285
Initial stabilized cash rent per square foot	$129	$135	—	$18	$222	$262	$19	$21	$125	$126
GAAP base rent per square foot (5)	$130	$136	—	$24	$220	$261	$18	$21	$126	$128
Leasing cost per square foot	$12	$27	—	$2	$20	$24	$21	$15	$13	$24
Weighted Average Lease Term (years)	10.7	8.3	—	10.0	2.1	1.8	9.8	8.3	9.7	8.0

Net Effective Leasing Economics (6)
Base rent	$134	$143	—	$24	$221	$262	$19	$22	$129	$133
Rental concessions	$4	$7	—	—	$2	$1	$1	—	$3	$5
Estimated operating expense	$35	$29	—	—	$93	$97	$6	$5	$37	$29
Net Rent	$95	$107	—	$24	$127	$164	$12	$16	$89	$98

Tenant improvements	$1	$2	—	—	—	—	$2	$1	$1	$2
Leasing commissions	$2	$2	—	—	$16	$21	$1	$1	$3	$3
Net Effective Rent	$92	$103	—	$24	$111	$144	$10	$14	$85	$93

	Turn-Key Flex®		Powered Base Building®		Colocation		Non-Tech		Total
Leasing Activity - Renewals (1)	3Q18	LTM	3Q18	LTM	3Q18	LTM	3Q18	LTM	3Q18	LTM
Number of leases (3)	43	138	1	9	428	1,502	5	44	477	1,693
Rentable square feet renewed (4)	170,711	749,566	1,199	61,289	133,008	464,297	14,379	247,782	319,297	1,522,934
Expiring cash rent per square foot	$164	$160	$85	$54	$251	$274	$34	$17	$194	$167
Renewed cash rent per square foot	$161	$163	$90	$56	$257	$282	$21	$16	$194	$171
Cash Rental Rate Change	(1.9%)	2.0%	5.9%	3.8%	2.5%	3.0%	(37.4%)	(3.0%)	0.2%	2.5%

Expiring GAAP base rent per square foot (5)	$151	$146	$85	$50	$251	$274	$30	$16	$187	$160
Renewed GAAP base rent per square foot (5)	$152	$158	$92	$59	$258	$282	$24	$16	$190	$169
GAAP Base Rental Rate Change	0.7%	8.2%	8.0%	18.5%	2.6%	3.1%	(22.1%)	3.6%	1.6%	5.6%

Leasing cost per square foot	$6	$5	$0	$15	$0	$0	$5	$1	$3	$3
Weighted Average Lease Term (years)	6.3	5.4	1.0	8.7	1.4	1.4	5.4	3.2	4.2	3.9

Retention Ratio (7)	72.4%	67.2%	1.3%	24.9%	85.9%	87.5%	98.8%	88.9%	64.0%	70.2%

(1)	Excludes short-term, roof and garage leases.

(2)	Includes leases for new and re-leased space.

(3)	The number of leases represents the leased-unit count; a lease may include multiple units.

(4)	For some of our buildings, we calculate square footage based on factors in addition to contractually leased square feet, including power, required support space and common area.

(5)	Rental rates represent annual estimated cash rent per rentable square foot, adjusted for straight-line rents in accordance with GAAP.

(6)	All dollar amounts are per square foot averaged over lease term.

(7)	Based on square feet.

Note: LTM is last twelve months, including current quarter.

Summary of Leasing Activity	Financial Supplement
Leases Commenced in the Quarter Ended September 30, 2018	Third Quarter 2018

	Turn-Key Flex®		Powered Base Building®		Colocation		Non-Tech		Total
Leasing Activity - New (1) (2)	3Q18	LTM	3Q18	LTM	3Q18	LTM	3Q18	LTM	3Q18	LTM

Number of leases (3)	43	148	—	1	140	602	7	27	190	778
Rentable Square Feet Leased (4)	313,389	1,256,360	—	534	16,502	90,651	7,222	35,501	337,113	1,383,046
Initial stabilized cash rent per square foot	$155	$138	—	$66	$354	$291	$31	$26	$162	$145
GAAP base rent per square foot (5)	$154	$141	—	$73	$354	$291	$32	$27	$161	$148
Leasing cost per square foot	$57	$26	—	$16	$30	$27	$8	$6	$55	$25
Weighted Average Lease Term (years)	7.5	7.2	—	8.6	2.7	2.2	3.7	5.4	7.2	6.9

Net Effective Leasing Economics (6)
Base rent	$171	$148	—	$73	$353	$291	$33	$27	$177	$154
Rental concessions	$16	$7	—	—	—	—	—	$1	$15	$7
Estimated operating expense	$36	$27	—	$10	$112	$108	$15	$9	$39	$32
Net Rent	$118	$114	—	$63	$241	$182	$18	$18	$122	$116

Tenant improvements	$7	$2	—	—	—	—	$1	—	$6	$2
Leasing commissions	$3	$2	—	$2	$21	$23	$4	$2	$4	$3
Net Effective Rent	$109	$110	—	$61	$221	$160	$13	$16	$112	$111

	Turn-Key Flex®		Powered Base Building®		Colocation		Non-Tech		Total
Leasing Activity - Renewals (1)	3Q18	LTM	3Q18	LTM	3Q18	LTM	3Q18	LTM	3Q18	LTM
Number of leases (3)	44	136	2	10	429	1,506	7	41	482	1,693
Rentable square feet renewed (4)	189,326	652,692	70,899	130,989	140,518	464,418	14,820	239,001	415,563	1,487,100
Expiring cash rent per square foot	$159	$162	$11	$30	$257	$276	$35	$16	$163	$162
Renewed cash rent per square foot	$157	$164	$12	$32	$264	$284	$23	$15	$163	$166
Cash Rental Rate Change	(1.7%)	1.3%	3.4%	3.6%	2.6%	3.1%	(34.6%)	(3.6%)	0.4%	2.2%

Expiring GAAP base rent per square foot (5)	$147	$147	$11	$29	$257	$276	$32	$15	$157	$156
Renewed GAAP base rent per square foot (5)	$150	$159	$12	$33	$264	$284	$26	$15	$161	$164
GAAP Base Rental Rate Change	2.1%	7.9%	10.4%	17.1%	2.6%	3.2%	(19.7%)	3.2%	2.4%	5.4%

Leasing cost per square foot	$5	$6	$1	$8	$0	$0	$5	$1	$3	$4
Weighted Average Lease Term (years)	6.7	4.9	4.2	6.3	1.4	1.4	5.5	3.0	4.5	3.6

(1)	Excludes short-term, roof and garage leases.

(2)	Includes leases for new and re-leased space.

(3)	The number of leases represents the leased-unit count; a lease may include multiple units.

(4)	For some of our buildings, we calculate square footage based on factors in addition to contractually leased square feet, including power, required support space and common area.

(5)	Rental rates represent annual estimated cash rent per rentable square foot, adjusted for straight-line rents in accordance with GAAP.

(6)	All dollar amounts are per square foot averaged over lease term.

Note: LTM is last twelve months, including current quarter.

Lease Expirations and Lease Distribution	Financial Supplement
Dollars in Thousands, Except Per Square Foot	Third Quarter 2018

Lease Expirations

Year	Square Footage of Expiring Leases (1)	% of Net Rentable Square Feet	Annualized Rent (2)	% of Annualized Rent	Annualized Rent Per Occupied Square Foot	Annualized Rent Per Occupied Square Foot at Expiration	Annualized Rent at Expiration
Available	2,832,923	11.0%
Month to Month (3)	282,268	1.1%	$48,798	2.2%	$173	$173	$48,798
2018	680,221	2.6%	55,064	2.5%	81	81	55,064
2019	3,909,662	15.1%	496,050	22.5%	127	128	498,815
2020	2,351,002	9.1%	265,120	12.0%	113	116	273,248
2021	2,798,937	10.8%	249,752	11.3%	89	95	264,777
2022	2,623,348	10.2%	252,106	11.5%	96	105	274,296
2023	1,713,666	6.6%	182,887	8.3%	107	116	199,355
2024	1,735,065	6.7%	151,407	6.9%	87	101	176,107
2025	1,729,021	6.7%	138,308	6.3%	80	92	159,451
2026	1,203,540	4.7%	111,594	5.1%	93	110	132,010
2027	790,982	3.1%	69,994	3.2%	88	107	84,949
Thereafter	3,188,812	12.3%	181,308	8.2%	57	73	234,329

Total / Wtd. Avg.	25,839,447	100.0%	$2,202,388	100.0%	$96	$104	$2,401,199

Lease Distribution

Square Feet Under Lease	Total Net Rentable Square Feet (1)	% of Net Rentable Square Feet	Annualized Rent (2)	% of Annualized Rent
Available	2,832,923	11.0%	—	—
2,500 or less	1,631,283	6.3%	$322,790	14.7%
2,501 - 10,000	2,672,047	10.3%	329,983	15.0%
10,001 - 20,000	6,104,384	23.6%	740,409	33.6%
20,001 - 40,000	4,403,976	17.0%	468,199	21.3%
40,001 - 100,000	4,299,144	16.6%	220,145	10.0%
Greater than 100,000	3,895,690	15.2%	120,860	5.4%

Total / Wtd. Avg.	25,839,447	100.0%	$2,202,386	100.0%

(1)
For some of our buildings, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common area. We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area.

(2)	Annualized rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of September 30, 2018, multiplied by 12.

(3)	Includes leases, licenses and similar agreements that upon expiration have been automatically renewed on a month-to-month basis.

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Lease Expirations - By Product Type	Financial Supplement
Dollars in Thousands, Except Per Square Foot	Third Quarter 2018

Year	Square Footage of Expiring Leases (1)	Annualized Rent (2)	% of Annualized Rent	Annualized Rent Per Occupied Square Foot	Annualized Rent Per Occupied Square Foot at Expiration	Annualized Rent at Expiration
Turn-Key Flex®
Available	1,117,871	—	—	—	—	—
Month to Month (3)	126,031	$21,737	1.0%	$172	$172	$21,737
2018	98,553	15,396	0.7%	156	156	15,396
2019	1,625,178	250,261	11.4%	154	155	252,708
2020	1,388,053	200,863	9.1%	145	150	207,766
2021	1,277,322	199,448	9.1%	156	167	212,943
2022	1,373,410	209,409	9.5%	152	166	228,505
2023	1,208,709	165,453	7.5%	137	150	180,961
2024	840,079	114,488	5.2%	136	161	135,202
2025	710,502	94,585	4.3%	133	157	111,215
2026	736,415	90,574	4.1%	123	146	107,777
2027	394,799	56,427	2.6%	143	172	67,727
Thereafter	1,287,403	123,122	5.6%	96	122	156,488

Total / Wtd. Avg.	12,184,325	$1,541,763	70.1%	$139	$153	$1,698,425

Powered Base Building®
Available	523,329	—	—	—	—	—
Month to Month (3)	39,887	$1,611	0.1%	$40	$40	$1,611
2018	256,949	9,934	0.5%	39	39	9,934
2019	1,068,322	45,125	2.0%	42	43	45,413
2020	586,408	20,581	0.9%	35	37	21,476
2021	915,791	22,630	1.0%	25	26	23,825
2022	868,615	32,673	1.5%	38	41	35,365
2023	328,061	8,433	0.4%	26	28	9,176
2024	519,978	23,516	1.1%	45	52	27,163
2025	792,131	33,872	1.5%	43	48	38,015
2026	379,935	16,842	0.8%	44	52	19,823
2027	305,001	11,865	0.5%	39	50	15,104
Thereafter	1,253,328	53,376	2.5%	43	57	71,973

Total / Wtd. Avg.	7,837,735	$280,458	12.8%	$38	$44	$318,878

Colocation
Available	661,362	—	—	—	—	—
Month to Month (3)	87,896	$23,950	1.1%	$272	$272	$23,950
2018	80,640	23,087	1.0%	286	286	23,087
2019	600,382	192,978	8.8%	321	321	192,979
2020	179,980	38,439	1.7%	214	214	38,440
2021	92,083	19,462	0.9%	211	211	19,462
2022	23,298	3,973	0.2%	171	171	3,973
2023	32,333	7,197	0.3%	223	223	7,197
2024	76,022	8,079	0.4%	106	106	8,079
2025	25,418	6,768	0.3%	266	266	6,768
2026	12,611	3,200	0.1%	254	254	3,200
2027	—	—	—	—	—	—
Thereafter	350	308	—	879	879	308

Total / Wtd. Avg.	1,872,375	$327,441	14.8%	$270	$270	$327,443

Non-Technical
Available	530,361	—	—	—	—	—
Month to Month (3)	28,454	$1,499	0.1%	$53	$53	$1,499
2018	244,079	6,647	0.3%	27	27	6,647
2019	615,780	7,685	0.3%	12	13	7,715
2020	196,560	5,237	0.2%	27	28	5,566
2021	513,742	8,213	0.4%	16	17	8,546
2022	358,025	6,051	0.3%	17	18	6,454
2023	144,563	1,804	0.1%	12	14	2,021
2024	298,986	5,325	0.2%	18	19	5,664
2025	200,970	3,083	0.1%	15	17	3,454
2026	74,579	978	—	13	16	1,210
2027	91,182	1,701	0.1%	19	23	2,118
Thereafter	647,731	4,503	0.2%	7	9	5,559

Total / Wtd. Avg.	3,945,012	$52,726	2.3%	$15	$17	$56,453

(1)
For some buildings, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common areas. We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.

(2)	Annualized rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of September 30, 2018, multiplied by 12.

(3)	Includes leases, licenses and similar agreements that upon expiration have been automatically renewed on a month-to-month basis.

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Top 20 Customers by Annualized Rent	Financial Supplement
Dollars in Thousands	Third Quarter 2018

Customer		Number of Locations	Total Occupied Square Feet (1)	% of Net Rentable Square Feet	Annualized Rent (2)	% of Annualized Rent	Weighted Average Remaining Lease Term in Years
1	IBM	27	1,040,525	4.5%	$141,853	6.4%	3.4
2	Fortune 50 Software Company	17	1,714,762	7.5%	139,823	6.3%	5.4
3	Facebook, Inc.	17	1,001,727	4.4%	139,541	6.3%	4.5
4	Cyxtera Technologies, Inc. (3)	19	1,938,657	8.4%	80,373	3.6%	3.9
5	Fortune 25 Investment Grade-Rated Company	11	672,183	2.9%	77,303	3.5%	5.4
6	Oracle America, Inc.	20	589,955	2.6%	72,365	3.3%	3.1
7	Rackspace	12	657,671	2.9%	59,017	2.7%	8.3
8	Equinix	20	959,683	4.2%	58,117	2.6%	10.6
9	Verizon	65	375,293	1.6%	51,856	2.4%	3.1
10	LinkedIn Corporation	7	418,693	1.8%	50,949	2.3%	5.9
11	Fortune 500 SaaS Provider	7	277,088	1.2%	41,046	1.9%	4.5
12	AT&T	58	649,481	2.8%	40,157	1.8%	3.8
13	DXC Technology Company (4)	11	244,489	1.1%	32,660	1.5%	1.2
14	JPMorgan Chase & Co.	16	261,022	1.1%	32,074	1.5%	3.0
15	Comcast Corporation	26	166,373	0.7%	32,042	1.5%	6.4
16	CenturyLink, Inc.	80	427,719	1.9%	26,994	1.2%	5.0
17	SunGard Availability Services LP	11	222,184	1.0%	25,161	1.1%	6.5
18	Uber Technologies, Inc.	3	167,499	0.7%	24,611	1.1%	3.6
19	Charter Communications	18	144,935	0.6%	24,101	1.1%	6.0
20	NTT Communications Company	16	232,813	1.0%	23,251	1.1%	3.2
	Total / Weighted Average		12,162,752	52.9%	$1,173,294	53.2%	5.0

(1)
Occupied square footage is calculated based on leases that commenced on or before September 30, 2018. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

(2)	Annualized base rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of September 30, 2018, multiplied by 12.

(3)
Represents leases with former CenturyLink, Inc. affiliates, which are our direct customers. Cyxtera Technologies, Inc. acquired the data center and colocation business, including such direct customers, of CenturyLink, Inc. in 2Q 2017.

(4)
Represents leases with former Hewlett Packard Enterprises affiliates, which are our direct customers. DXC Technology Company was formed in 2Q 2017 from the merger of Computer Sciences Corporation (CSC) and the Enterprise Services business of Hewlett Packard Enterprise.

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on ownership percentage. Our direct customers may be the entities named in the table above or their subsidiaries or affiliates.

Portfolio Summary	Financial Supplement
As of September 30, 2018	Third Quarter 2018

	As of
	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017
Number of Data Centers (1)
Domestic (2)	131	132	133	131	130
International	49	48	48	49	48
Unconsolidated joint ventures (1)	18	18	18	18	15
Held-for-sale	—	—	4	7	9
Total	198	198	203	205	202

Number of Buildings (1)
Domestic (2)	143	144	144	142	145
International	49	48	48	49	48
Unconsolidated joint ventures (1)	19	19	19	19	16
Held-for-sale	—	—	8	15	14
Total	211	211	219	225	223

Number of Metropolitan Areas
Domestic	18	18	18	18	18
International	12	12	12	12	12
Unconsolidated joint ventures	2	2	2	2	1
Held-for-sale	—	—	—	1	2
Total	32	32	32	33	33

Net Rentable Square Feet (3)
Domestic	21,846,036	21,879,574	21,261,798	20,920,679	20,758,073
International	3,668,463	3,563,966	3,464,131	3,430,671	3,430,671
Unconsolidated joint ventures	2,404,279	2,404,279	2,389,705	2,237,219	1,867,341
Held-for-sale	—	—	490,936	1,067,704	979,242
Total	27,918,778	27,847,819	27,606,570	27,656,273	27,035,327

Active Development (4)
Domestic	2,650,862	1,820,641	2,138,421	1,189,852	1,467,163
International	927,125	1,447,608	1,491,400	1,510,304	1,292,695
Unconsolidated joint ventures	56,843	56,843	—	—	—
Total	3,634,830	3,325,092	3,629,821	2,700,156	2,759,858

Space Held for Development (5)
Domestic	1,129,834	1,258,556	1,209,712	1,283,632	1,253,516
International	686,532	197,284	251,553	290,126	311,367
Unconsolidated joint ventures	—	—	71,417	71,417	71,417
Held-for-sale	—	—	—	89,923	89,923
Total	1,816,366	1,455,840	1,532,682	1,735,098	1,726,223

Portfolio occupancy (6)	89.5%	89.4%	89.2%	90.2%	90.8%
Digital Realty's share occupancy (7)	89.0%	88.9%	88.7%	89.7%	90.3%
Stabilized "same-capital" pool occupancy (8)	88.4%	88.7%	88.7%	89.8%	90.1%

(1)
Includes 13 data centers held in our managed portfolio of unconsolidated joint ventures consisting of 4650 Old Ironsides Drive, Santa Clara, CA; 2950 Zanker Road, San Jose, CA; 4700 Old Ironsides Drive, Santa Clara, CA; 444 Toyama Drive, Sunnyvale, CA; 43915 Devin Shafron Drive (Bldg A), Ashburn, VA; 43790 Devin Shafron Drive (Bldg E), Ashburn, VA; 21551 Beaumeade Circle, Ashburn, VA; 7505 Mason King Court, Manassas, VA; 14901 FAA Boulevard, Fort Worth, TX; 900 Dorothy Drive, Richardson, TX; 33 Chun Choi Street, Hong Kong; and 636 Pierce Street, Somerset, NJ; and five data centers held in our unconsolidated non-managed joint ventures consisting of 2001 Sixth Avenue, Seattle, WA, 2020 Fifth Avenue, Seattle, WA; Digital Osaka; Mitaka North; and Mitaka South.

(2)
43915 Devin Shafron Drive (Bldg A) is included in the data center count for all periods presented because it was separately contributed to our managed unconsolidated joint venture. Not previously included in our data center count.

(3)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.

(4)	Space under active development includes current Base Building and Data Centers projects in progress (see page 30).

(5)	Space held for development includes space held for future Data Center development, and excludes space under active development (see page 34).

(6)
Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures and non-managed unconsolidated joint ventures. Excludes buildings classified as held-for-sale. Occupancy excludes space under active development and space held for development. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

(7)
Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage. Excludes buildings classified as held-for-sale. Occupancy excludes space under active development and space held for development. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

(8)
Represents consolidated portfolio of buildings owned as of December 31, 2016 with less than 5% of total rentable square feet under development. Excludes buildings that were undergoing, or were expected to undergo, development activities in 2017-2018, buildings classified as held for sale, and buildings sold or contributed to joint ventures. Occupancy excludes space under active development and space held for development. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Portfolio Overview by Product Type	Financial Supplement
Dollars in Thousands	Third Quarter 2018

Property	Annualized Rent (1)	Interconnection / Other	Total	Percent of Total

Corporate Data Center
Turn-Key Flex®	$1,439,943	$3,990	$1,443,933	58.6%
Powered Base Building®	203,616	32	203,648	8.3%
Colocation	90,411	26,472	116,883	4.8%
Non-Technical	39,242	3	39,245	1.6%
Corporate Data Center Total	$1,773,212	$30,497	$1,803,709	73.3%

Internet Gateway Data Center
Turn-Key Flex®	$101,951	$1,106	$103,057	4.2%
Powered Base Building®	76,842	—	76,842	3.1%
Colocation	237,030	225,396	462,426	18.8%
Non-Technical	8,654	4	8,658	0.4%
Internet Gateway Data Center Total	$424,477	$226,506	$650,983	26.5%

Non-Data Center
Non-Technical	$4,829	—	$4,829	0.2%
Non-Data Center Total	$4,829	—	$4,829	0.2%

Total	$2,202,518	$257,003	$2,459,520	100.0%

(1)	Annualized rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of September 30, 2018, multiplied by 12.

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Product Overview by Metropolitan Area (1)	Financial Supplement
Turn-Key Flex® & Colocation	Third Quarter 2018

Metropolitan Area	IT Load / MW Capacity (2)	Leased Square Feet	Net Rentable Square Feet (3)	Occupancy % 9/30/18 (4)	Occupancy % 6/30/18 (4)

Northern Virginia	380.5	3,931,752	4,174,676	94.2%	93.5%
Chicago	155.2	1,750,256	1,923,577	91.0%	89.4%
Silicon Valley	99.5	924,895	961,573	96.2%	96.2%
Dallas	82.2	1,042,511	1,216,932	85.7%	79.4%
New York	48.1	848,612	1,094,376	77.5%	79.5%
Phoenix	45.7	551,396	699,556	78.8%	79.6%
San Francisco	26.7	364,024	494,695	73.6%	74.9%
Boston	19.0	226,140	375,026	60.3%	61.2%
Los Angeles	12.9	192,099	235,659	81.5%	82.2%
Houston	12.6	143,380	163,109	87.9%	87.9%
Other Metropolitan Areas	32.7	436,799	630,499	69.3%	86.8%
Total North America	915.1	10,411,864	11,969,678	87.0%	87.1%

London, United Kingdom	93.4	1,021,627	1,146,040	89.1%	87.3%
Amsterdam, Netherlands	19.6	100,922	130,312	77.4%	77.6%
Other Metropolitan Areas	15.0	182,421	224,456	81.3%	79.1%
Total Europe	128.0	1,304,970	1,500,808	87.0%	85.2%

Singapore	31.9	331,153	348,589	95.0%	95.4%
Other Metropolitan Areas	16.6	229,478	237,624	96.6%	95.1%
Total Asia/Pacific	48.4	560,631	586,213	95.6%	95.2%

Total	1,091.5	12,277,465	14,056,699	87.3%	87.2%

(1)	Excludes any power associated with Powered Base Building® and Non-Technical product types.

(2)	IT Load/MW Capacity represents UPS-backed utility power dedicated to Digital Realty's operated data center space. Excludes buildings classified as held-for-sale.

(3)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.

(4)
Occupancy excludes space under active development and space held for development. Excludes buildings classified as held-for-sale. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Occupancy Analysis	Financial Supplement
Dollars in Thousands	Third Quarter 2018

					Occupancy (5)
Metropolitan Area	Net Rentable Square Feet (1)	Space Under Active Development (2)	Space Held for Development (3)	Annualized Rent (4)	30-Sep-18	30-Jun-18	TKF & Colo IT Load (6)

North America

Northern Virginia	5,273,101	1,870,072	84,852	$514,514	94.8%	94.3%	378.7
Chicago	2,962,168	459,250	154,044	291,917	92.5%	91.5%	155.2
New York	1,955,972	17,000	247,225	203,859	83.8%	85.1%	47.4
Silicon Valley	2,185,341	65,680	—	196,503	97.0%	97.0%	99.5
Dallas	3,365,701	201,669	81,206	186,311	86.6%	84.7%	81.9
Phoenix	990,385	—	108,926	88,553	66.3%	66.9%	45.7
San Francisco	834,540	13,753	—	68,778	72.3%	73.1%	26.7
Atlanta	775,606	—	313,581	51,435	90.1%	94.8%	9.4
Los Angeles	795,041	23,438	—	40,914	91.0%	89.5%	12.9
Boston	534,249	—	50,649	30,983	66.7%	67.3%	19.0
Houston	392,816	—	13,969	21,834	87.9%	87.9%	12.6
Toronto, Canada	326,591	60,506	513,741	18,535	75.0%	95.5%	9.8
Denver	371,500	—	—	11,481	95.6%	95.6%	—
Austin	85,688	—	—	8,286	64.1%	61.6%	4.3
Miami	226,314	—	—	7,033	87.0%	95.9%	1.3
Portland	48,574	—	—	6,165	83.5%	83.5%	4.5
Minneapolis/St. Paul	328,765	—	—	5,644	100.0%	100.0%	—
Charlotte	95,499	—	—	4,585	89.5%	89.4%	1.5
Seattle	40,564	—	75,382	2,578	76.8%	77.0%	2.0
North America Total/Weighted Average	21,588,415	2,711,368	1,643,575	$1,759,908	88.6%	88.7%	912.4

EUROPE

London, United Kingdom	1,430,108	92,560	104,606	$210,456	89.4%	87.9%	93.4
Amsterdam, Netherlands	471,338	91,859	68,185	45,423	93.7%	93.7%	19.6
Dublin, Ireland	307,775	49,051	—	24,762	91.5%	89.7%	8.1
Frankfurt, Germany	83,981	157,056	—	12,301	75.4%	74.9%	6.9
Paris, France	185,994	—	—	7,249	100.0%	100.0%	—
Manchester, England	38,016	—	—	1,806	100.0%	100.0%	—
Geneva, Switzerland	59,190	—	—	1,762	100.0%	100.0%	—
Europe Total/Weighted Average	2,576,402	390,526	172,791	$303,759	91.1%	90.1%	128.0

ASIA PACIFIC

Singapore	501,935	38,703	—	$79,364	88.4%	87.3%	31.9
Melbourne, Australia	125,329	21,241	—	16,728	92.4%	92.3%	7.2
Sydney, Australia	138,207	176,150	—	15,960	97.9%	97.9%	6.5
Osaka, Japan	—	239,999	—	—	—	—	—
Asia Pacific Total/Weighted Average	765,471	476,093	—	$112,052	90.8%	90.1%	45.6

Non-Data Center Properties	584,212	—	—	$4,829	100.0%	100.0%	—

Consolidated Portfolio Total/Weighted Average	25,514,500	3,577,987	1,816,366	$2,180,548	89.2%	89.2%	1,086.0

MANAGED UNCONSOLIDATED JOINT VENTURES

Northern Virginia	546,572	—	—	$27,487	99.5%	99.5%	9.0
Hong Kong	129,457	56,843	—	23,071	92.3%	82.5%	5.8
Silicon Valley	326,305	—	—	12,833	100.0%	100.0%	—
Dallas	319,876	—	—	7,739	100.0%	100.0%	—
New York	108,336	—	—	3,460	100.0%	100.0%	3.4
Managed Unconsolidated Portfolio Total/Weighted Average	1,430,546	56,843	—	$74,590	99.1%	98.2%	18.2

Managed Portfolio Total/Weighted Average	26,945,046	3,634,830	1,816,366	$2,255,138	89.7%	89.6%	1,104.2

Digital Realty Share Total/Weighted Average (7)	25,839,445	3,606,408	1,816,366	$2,202,387	89.0%	89.2%	1,091.6

NON-MANAGED JOINT VENTURES

Seattle	451,369	—	—	$54,115	97.5%	97.5%	28.5
Tokyo, Japan	430,277	—	—	21,927	86.9%	86.9%	15.5
Osaka, Japan	92,087	—	—	14,798	89.2%	89.2%	7.6
Non-Managed Portfolio Total/Weighted Average	973,733	—	—	$90,840	92.0%	92.0%	51.6

Portfolio Total/Weighted Average	27,918,779	3,634,830	1,816,366	$2,345,978	89.8%	89.7%	1,155.8

(1)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.

(2)	Space under active development includes current Base Building and Data Center projects in progress (see page 30).

(3)	Space held for development includes space held for future Data Center development, and excludes space under active development (see page 34).

(4)	Annualized base rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of September 30, 2018, multiplied by 12.

(5)
Occupancy excludes space under active development and space held for development. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

(6)
TKF & Colo IT Load represents UPS-backed utility power dedicated to Digital Realty's operated data center space. Excludes any power associated with Powered Base Building® and Non-Technical product types.

(7)	Represents consolidated portfolio plus our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Development Lifecycle - Committed Active Development	Financial Supplement
Dollars in Thousands	Third Quarter 2018

	Base Building Construction					Data Center Construction

			A	B	A + B				A	B	A + B							A	B	A + B
Metropolitan Area	# of Locations	Total Square Feet	Current Investment (1)	Future Funding Req. (2)	Total Expected Investment (3)	# of Locations	Total Square Feet	kW	Current Investment (1)	Future Funding Req. (2)	Total Expected Investment (3)	% Leased	Average Expected Completion Period	Est. GAAP Yield. (4)	Est. Stabilized Cash Yield (4)	# of Locations	Total Square Feet	Current Investment (1)	Future Funding Req. (2)	Total Expected Investment (3)
Chicago	1	382,892	$79,363	$93,218	$172,581	1	76,358	6,400	$45,115	$23,093	$68,208	11.7%	1Q19			2	459,250	$124,478	$116,311	$240,789
Dallas	1	132,310	1,431	13,269	14,700	1	69,359	6,000	44,483	4,864	49,347	33.3%	4Q18			1	201,669	45,914	18,133	64,047
Los Angeles	—	—	—	—	—	1	23,438	500	1,081	6,221	7,302	70.0%	1Q19			1	23,438	1,081	6,221	7,302
Northern Virginia	3	1,175,312	71,994	133,552	205,546	5	694,760	73,600	297,326	309,574	606,900	89.1%	1Q19			5	1,870,072	369,320	443,126	812,446
New York	—	—	—	—	—	1	17,000	1,200	15,846	1,184	17,030	—	4Q18			1	17,000	15,846	1,184	17,030
San Francisco	—	—	—	—	—	1	13,753	1,200	1,355	16,104	17,459	—	2Q19			1	13,753	1,355	16,104	17,459
Silicon Valley	—	—	—	—	—	1	65,680	6,000	73,077	4,783	77,860	100.0%	4Q18			1	65,680	73,077	4,783	77,860
Toronto	1	60,506	27,510	47	27,557	—	—	—	—	—	—	—	—			1	60,506	27,510	47	27,557
North America	6	1,751,020	$180,298	$240,086	$420,384	11	960,348	94,900	$478,283	$365,823	$844,106	78.7%		10.1%	9.7%	13	2,711,368	$658,581	$605,909	$1,264,490

Amsterdam, Netherlands	—	—	—	—	—	1	91,859	9,000	$44,509	$42,657	$87,166	22.2%	1Q19			1	91,859	$44,509	$42,657	$87,166
Dublin, Ireland	1	27,432	9,338	1,302	$10,640	1	21,619	3,000	21,685	5,769	27,454	43.3%	4Q18			1	49,051	31,023	7,071	38,094
Frankfurt, Germany	—	—	—	—	—	2	157,056	15,000	39,879	128,694	168,573	—	3Q19			2	157,056	39,879	128,694	168,573
London, United Kingdom	—	—	—	—	—	2	92,560	7,000	42,767	45,667	88,434	57.1%	1Q20			2	92,560	42,767	45,667	88,434
Europe	1	27,432	$9,338	$1,302	$10,640	6	363,094	34,000	$148,840	$222,787	$371,627	21.5%		9.9%	9.2%	6	390,526	$158,178	$224,089	$382,267

Hong Kong	—	—	—	—	—	1	56,843	5,200	$43,510	$18,498	$62,008	50.0%	4Q19			1	56,843	$43,510	$18,498	$62,008
Melbourne, Australia	—	—	—	—	—	1	21,241	2,400	19,185	1,852	21,037	—	4Q18			1	21,241	19,185	1,852	21,037
Osaka, Japan	1	127,499	$27,903	$32,056	$59,959	1	112,500	14,000	44,020	139,431	183,451	—	2Q19			1	239,999	71,923	171,487	243,410
Singapore	—	—	—	—	—	1	38,703	6,000	66,722	17,680	84,402	—	1Q19			1	38,703	66,722	17,680	84,402
Sydney, Australia	1	94,937	15,835	6,359	22,194	1	81,213	7,800	48,914	34,078	82,992	49.9%	4Q18			1	176,150	64,749	40,437	105,186
Asia Pacific	2	222,436	43,738	38,415	82,153	5	310,500	35,400	$222,351	$211,539	$433,890	18.3%		9.8%	9.3%	5	532,936	$266,089	$249,954	$516,043

Total	9	2,000,888	$233,374	$279,803	$513,177	22	1,633,942	164,300	$849,474	$800,149	$1,649,623	53.9%		10.0%	9.5%	24	3,634,830	$1,082,848	$1,079,952	$2,162,800

(1)	Represents costs incurred through September 30, 2018.

(2)	Represents estimated cost to complete specific scope of work pursuant to contract, budget or approved capital plan.

(3)
For Base Building Construction, represents the pro rata share of the acquisition and infrastructure costs related to the specific Base Building project. For Data Center Construction, represents the pro rata share of the acquisition and infrastructure costs, or Base Building Construction costs, applicable to the specific Data Center project, plus the total direct investment in the specific Data Center project.

(4)
Estimated yields are based on total expected investment amounts and anticipated net operating income from leases signed or other assumptions based on market conditions. Yields on international development assets are net of income taxes where applicable. These yields are based on current estimates and actual results may vary.

Note: Square footage is based on current estimates and project plans, and may change upon completion of the project or due to remeasurement.

Development Lifecycle - In Service	Financial Supplement
Dollars in Thousands	Third Quarter 2018

	Pre-Stabilized (1)
Metropolitan Area	# of Locations	Total Square Feet	kW	Total Current Investment (2)	% Leased	Est. GAAP Yield. (3)	Est. Stabilized Cash Yield (3)
Austin	1	6,680	190	$2,858	100.0%
Boston	1	6,413	217	3,399	—
Chicago	2	99,873	10,994	94,953	—
Dallas	1	70,498	6,000	51,048	66.7%
Houston	1	14,936	1,101	12,658	—
Northern Virginia	2	106,178	8,918	66,919	94.2%
Toronto, Canada	1	70,222	3,000	36,171	—
North America	9	374,800	30,420	$268,006	41.4%	10.9%	10.5%

Dublin, Ireland	1	1,851	370	4,304	—
London, United Kingdom	2	35,924	3,992	38,984	—
Europe	3	37,775	4,362	$43,288	—	12.0%	11.3%

Subtotal Consolidated Portfolio	12	412,575	34,782	$311,294	36.2%	11.1%	10.6%

Hong Kong	1	2,200	230	$3,775	—
Subtotal Unconsolidated JV (4)	1	2,200	230	$3,775	—	14.0%	13.2%

Grand Total	13	414,775	35,012	$315,070	36.0%	11.1%	10.6%

(1)	In-service inventory requiring lease commencement.

(2)
Represents the pro rata share of the acquisition and infrastructure costs, or Base Building construction costs, applicable to the specific Data Center project plus the total direct investment in the specific Data Center project as of September 30, 2018.

(3)
Estimated yields are based on total expected investment amounts and anticipated net operating income from leases signed or other assumptions based on market conditions. Yields on international development assets are net of income taxes where applicable. These yields are based on current estimates and actual results may vary.

(4)	Square footage, kW and investment figures shown in the table above represent the gross amounts at the joint venture level. For Hong Kong, Digital Realty's ownership percentage is 50%.

Note: Square footage is based on current estimates and project plans, and may change upon completion of the project or due to remeasurement.

Construction Projects in Progress	Financial Supplement
Dollars in Thousands, Except Per Square Foot	Third Quarter 2018

Construction Projects in Progress	Net Rentable Square Feet (5)	Acreage	Current Investment (6)	Future Investment (7)	Total Investment	Total Cost/ Net Rentable Square Foot
Development Lifecycle
Land Held for Development (1)	N/A	527.2	$284,962	—	$284,962
Development Construction in Progress
Space Held for Development (1)	1,816,366	N/A	411,157	—	411,157	$226
Base Building Construction (2)	2,000,888	N/A	233,374	$279,803	513,177	256
Data Center Construction	1,577,099	N/A	805,964	781,651	1,587,615	1,007
Equipment Pool & Other Inventory (3)	N/A	N/A	4,811	—	4,811
Campus, Tenant Improvements & Other (4)	N/A	N/A	8,704	17,552	26,256
Total Development Construction in Progress	5,394,353		$1,464,010	$1,079,006	$2,543,016

Enhancement & Other			$8,036	$18,548	$26,584
Recurring			11,543	32,988	44,531
Total Construction in Progress			$1,768,551	$1,130,542	$2,899,093

(1)	Land and Space Held for Development reflect cumulative cost spent to date pending future development. Excludes square footage and cost incurred on unconsolidated joint ventures.

(2)	Base Building Construction consists of ongoing improvements to building infrastructure in preparation for future data center fit-out.

(3)	Represents long-lead time equipment and materials required for timely deployment and delivery of data center fit-out.

(4)
Represents improvements in progress as of September 30, 2018 which benefit space recently converted to our operating portfolio and is composed primarily of shared infrastructure projects and first-generation tenant improvements.

(5)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas. Excludes square footage of properties held in unconsolidated joint ventures.

(6)	Represents costs incurred through September 30, 2018. Excludes costs incurred by unconsolidated joint ventures.

(7)	Represents estimated cost to complete specific scope of work pursuant to contract, budget or approved capital plan.

Note: We capitalize interest on active construction work. Base Building Construction, Data Center Construction, Equipment Pool, Campus Improvements, Enhancements and Recurring are considered active construction work.

Historical Capital Expenditures and Investments in Real Estate	Financial Supplement
Dollars in Thousands	Third Quarter 2018

	Three Months Ended					Nine Months Ended
	30-Sep-18	30-Jun-18	31-Mar-18	31-Dec-17	30-Sep-17	30-Sep-18	30-Sep-17

Non-Recurring Capital Expenditures (1)
Development	$279,255	$260,673	$231,334	$314,580	$226,767	$771,262	$597,637
Enhancements and Other Non-Recurring	1,537	3,018	6,030	443	1,359	10,585	5,897
Total Non-Recurring Capital Expenditures	$280,792	$263,691	$237,364	$315,023	$228,126	$781,847	$603,534

Recurring Capital Expenditures (2)	$22,500	$34,447	$27,328	$45,298	$34,664	$84,275	$90,992

Total Direct Capital Expenditures	$303,292	$298,138	$264,692	$360,321	$262,791	$866,122	$694,526

Indirect Capital Expenditures
Capitalized Interest	$9,725	$8,164	$7,385	$8,045	$5,285	$25,274	$13,669
Capitalized Overhead	19,214	17,699	17,763	18,376	19,731	54,676	55,681
Total Indirect Capital Expenditures	$28,939	$25,863	$25,148	$26,421	$25,016	$79,950	$69,350

Total Improvements to and Advances for Investment in Real Estate	$332,231	$324,001	$289,840	$386,742	$287,807	$946,072	$763,876

Consolidated Portfolio Net Rentable Square Feet (3)	25,839,445	25,767,893	25,043,589	24,669,010	24,506,404	25,839,445	24,506,404

(1)	Non-recurring capital expenditures are primarily for development of space and land, excluding acquisition costs.

(2)
Recurring capital expenditures represent non-incremental building improvements required to maintain current revenues, including second-generation tenant improvements and external leasing commissions. Recurring capital expenditures do not include acquisition costs contemplated when underwriting the purchase of a building, costs which are incurred to bring a building up to Digital Realty's operating standards, or internal leasing commissions.

(3)	For some of our buildings, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Development Lifecycle - Held for Development	Financial Supplement
Dollars in Thousands	Third Quarter 2018

	Land Inventory (1)			Space Held for Development

Metropolitan Area	# of Locations	Acres	Current Investment (2)	# of Locations	Total Square Feet	Current Investment (2)
Atlanta	—	—	—	1	313,581	$24,181
Boston	—	—	—	1	50,649	23,645
Chicago	1	1.4	$25,247	6	154,044	60,679
Dallas	3	116.3	31,055	4	81,206	3,983
Houston	—	—	—	1	13,969	2,726
New York	1	34.2	42,201	7	247,225	84,908
Northern Virginia	6	239.5	102,080	4	84,852	2,128
Phoenix	2	56.5	12,732	1	108,926	12,385
Portland	2	46.7	19,387	—	—	—
Seattle	—	—	—	1	75,382	7,736
Silicon Valley	1	2.0	5,716	—	—	—
Toronto, Canada	—	—	—	1	513,741	123,303
North America	16	496.6	$238,418	27	1,643,575	$345,674

Amsterdam, Netherlands	1	5.1	$8,725	2	68,185	$28,868
Dublin, Ireland	2	5.0	6,750	—	—	—
Frankfurt, Germany	1	2.0	5,921	—	—	—
London, United Kingdom	1	6.7	10,935	4	104,606	36,615
Europe	5	18.8	$32,331	6	172,791	$65,483

Melbourne, Australia	1	4.1	$1,639	—	—	—
Osaka, Japan	1	4.2	4,784	—	—	—
Sydney, Australia	1	3.5	7,790	—	—	—
Asia Pacific	3	11.8	$14,213	—	—	—

Consolidated Portfolio	24	527.2	$284,962	33	1,816,366	$411,157

(1)	Represents buildings acquired to support ground-up development.

(2)	Represents costs incurred through September 30, 2018. Includes the cost of acquisition as well as cost of improvements since acquisition to prepare for future building construction.

Note: Square footage is based on current estimates and project plans, and may change upon completion of the project or due to remeasurement.

Acquisitions / Dispositions / Joint Ventures	Financial Supplement
Dollars in Thousands	Third Quarter 2018

Acquisitions:
Property	Metropolitan Area	Date Acquired	Purchase Price	Cap Rate (1)	Net Rentable Square Feet (2)	Space Held For Development	% of Total Net Rentable Square Feet Occupied (3)
9905 Godwin Drive	Northern Virginia	7/11/2018	$5,750	—	—	—	—
Pacific Blvd & South Sterling Blvd	Northern Virginia	7/17/2018	26,756	—	—	—	—
16 Lockwood Road (4)	Sydney	9/7/2018	7,302	—	—	—	—
Total			$39,808	—	—	—	—

Dispositions:
Property	Metropolitan Area	Date Sold	Sale Price	Cap Rate (1)	Net Rentable Square Feet (2)	Space Held For Development	% of Total Net Rentable Square Feet Occupied (3)
360 Spear Street	San Francisco	9/21/2018	$92,325	1.9%	154,951	—	39%
Total			$92,325	1.9%	154,951	—	39%

Joint Venture Contributions:
Property	Metropolitan Area	Date Invested	Contribution Price	Cap Rate (1)	Net Rentable Square Feet (2)	Space Held For Development	% of Total Net Rentable Square Feet Occupied (3)
None
Total	—	—	—	—	—	—	—

(1)
We calculate the cash capitalization rate on acquisitions, dispositions and joint venture contributions by dividing anticipated annual net operating income by the purchase/sale/contribution price, including assumed debt and related pre-payment penalties. Net operating income represents rental revenue and tenant reimbursement revenue from in-place leases, less rental property operating and maintenance expenses, property taxes and insurance expenses, and is not a financial measure calculated in accordance with GAAP. We caution you not to place undue reliance on our cash capitalization rates because they are based solely on data made available to us in the diligence process in connection with the relevant acquisitions and are calculated on a non-GAAP basis. Our calculation of the cash capitalization rate on acquisitions may change, based on our experience operating the data centers subsequent to closing of the acquisitions. In addition, the actual cash capitalization rates may differ from our expectations based on numerous other factors, including the results of our final purchase price allocation, difficulties collecting anticipated rental revenues, tenant bankruptcies, property tax reassessments and unanticipated expenses at the data centers that we cannot pass on to tenants.

(2)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area.

(3)	Occupancy excludes space under active development and space held for development.

(4)	Reflects purchase price of AUD10.1 million and AUD/USD exchange rate of 0.723 as of September 28, 2018.

Unconsolidated Joint Ventures ("JVs")	Financial Supplement
Dollars in Thousands	Third Quarter 2018

	As of September 30, 2018
Summary Balance Sheet - at the JV's 100% Share	2001 Sixth Avenue	2020 Fifth Avenue	33 Chun Choi Street	Mitsubishi	Prudential	Griffin	Colovore	Total

Undepreciated book value of operating real estate	$139,453	$48,575	$182,994	$301,481	$426,338	$125,087	$26,424	$1,250,352
Accumulated depreciation & amortization	(106,601)	(3,764)	(24,359)	(4,693)	(48,960)	(12,634)	(3,398)	(204,409)
Net Book Value of Operating Real Estate	$32,852	$44,811	$158,635	$296,788	$377,378	$112,453	$23,026	$1,045,943
Other assets	18,420	10,130	55,809	118,092	58,303	30,416	1,182	292,352
Total Assets	$51,272	$54,941	$214,444	$414,880	$435,681	$142,869	$24,208	$1,338,295

Debt	134,513	48,000	—	219,900	210,554	101,834	5,000	719,801
Other liabilities	5,498	160	23,936	22,029	73,650	2,533	207	128,013
Equity / (deficit)	(88,739)	6,781	190,508	172,951	151,477	38,502	19,001	490,481
Total Liabilities and Equity	$51,272	$54,941	$214,444	$414,880	$435,681	$142,869	$24,208	$1,338,295

Digital Realty's ownership percentage	50.0%	50.0%	50.0%	50.0%	20.0%	20.0%	17.0%

Digital Realty's Pro Rata Share of Unconsolidated JV Debt	$67,257	$24,000	—	$109,950	$42,111	$20,367	$850	$264,535

	Three Months Ended September 30, 2018
Summary Statement of Operations - at the JV's 100% Share	2001 Sixth Avenue	2020 Fifth Avenue	33 Chun Choi Street	Mitsubishi	Prudential	Griffin	Colovore	Total

Total revenues	$13,155	$2,376	$5,421	$14,769	$10,344	$5,172	$2,339	$53,576
Operating expenses	(4,407)	(546)	(1,662)	(5,737)	(2,062)	(2,178)	(1,225)	(17,817)
Net Operating Income (NOI)	$8,748	$1,830	$3,759	$9,032	$8,282	$2,994	$1,114	$35,759

Straight-line rental revenue	$159	—	$1,288	($222)	($1)	$96	—	$1,320
Above- and below-market rent	—	—	—	—	(749)	924	—	175
Cash Net Operating Income (NOI)	$8,907	$1,830	$5,047	$8,810	$7,532	$4,014	$1,114	$37,254

Interest expense	($1,198)	($480)	($1)	($847)	($2,281)	($1,179)	($298)	($6,284)
Depreciation & amortization	(1,409)	(211)	(1,709)	(1,381)	(4,500)	(2,272)	(387)	(11,869)
Other income / (expense)	24	1	743	(1,851)	(15,084)	(108)	(35)	(16,310)
Total Non-Operating Expenses	($2,583)	($690)	($967)	($4,079)	($21,865)	($3,559)	($720)	($34,463)

Net Income / (Loss)	$6,165	$1,140	$2,792	$4,953	($13,583)	($565)	$394	$1,296

Digital Realty's ownership percentage	50.0%	50.0%	50.0%	50.0%	20.0%	20.0%	17.0%

Digital Realty's Pro Rata Share of Unconsolidated JV NOI	$4,374	$915	$1,880	$4,516	$1,656	$599	$189	$14,129

Digital Realty's Pro Rata Share of Unconsolidated JV Cash NOI	$4,454	$915	$2,524	$4,405	$1,506	$803	$189	$14,796

Digital Realty's income (loss) from unconsolidated JVs (1)	$3,250	$570	$1,396	$2,476	$954	$174	$67	$8,887

Digital Realty's Pro Rata Share of FFO (2)	$3,955	$676	$2,251	$3,167	$1,854	$628	$133	$12,664

Digital Realty's Fee Income from JV	—	—	$417	$290	$701	$429	—	$1,837

(1)	Values represent Digital Realty's basis and may not be comparable to values reflected in the entities' standalone financial statements calculated on a different basis.

(2)	For a definition of FFO, see page 38.

Reconciliation of Earnings Before Interest, Taxes, Depreciation & Amortization and Financial Ratios	Financial Supplement
Unaudited and in Thousands	Third Quarter 2018

Reconciliation of Earnings Before Interest, Taxes, Depreciation & Amortization (EBITDA) (1)	Three Months Ended
	30-Sep-18	30-Jun-18	31-Mar-18	31-Dec-17	30-Sep-17

Net Income (Loss) Available to Common Stockholders	$67,268	$65,134	$86,298	$53,306	($4,139)
Interest	80,851	78,810	76,985	73,989	71,621
(Gain) from early extinguishment of debt	—	—	—	—	(1,990)
Tax expense	2,432	2,121	3,374	545	2,494
Depreciation & amortization	293,957	298,788	294,789	287,973	199,914
Impairment of investments in real estate	—	—	—	—	28,992
EBITDA	$444,508	$444,853	$461,446	$415,813	$296,892
Severance, equity acceleration, and legal expenses	645	1,822	234	1,209	2,288
Transaction and integration expenses	9,626	5,606	4,178	15,681	42,809
(Gain) on real estate transactions	(26,577)	(14,192)	(39,273)	(30,746)	(9,751)
Other non-core adjustments, net	2,269	(2,984)	431	2	3,051
Non-controlling interests	2,667	2,696	3,468	6,023	40
Preferred stock dividends, including undeclared dividends	20,329	20,329	20,329	20,329	16,575
Adjusted EBITDA	$453,467	$458,130	$450,813	$428,311	$351,904

(1)	For definitions and discussion of EBITDA and Adjusted EBITDA, see the definitions section.

	Three Months Ended
Financial Ratios	30-Sep-18	30-Jun-18	31-Mar-18	31-Dec-17	30-Sep-17

Total GAAP interest expense	$80,851	$78,810	$76,985	$73,989	$71,621
Bridge facility fees	—	—	—	—	(3,182)
Capitalized interest	9,725	8,164	7,385	8,045	5,285
Change in accrued interest and other non-cash amounts	20,151	(10,888)	1,743	(29,588)	(15,643)
Cash Interest Expense (2)	$110,727	$76,086	$86,113	$52,446	$58,081

Scheduled debt principal payments	150	98	193	141	138
Preferred dividends	20,329	20,329	20,329	20,329	16,575
Total Fixed Charges (3)	$111,055	$107,401	$104,892	$102,504	$93,619

Coverage
Interest coverage ratio (4)	5.0x	5.3x	5.3x	5.2x	4.8x
Cash interest coverage ratio (5)	4.1x	6.0x	5.2x	8.2x	6.1x
Fixed charge coverage ratio (6)	4.1x	4.3x	4.3x	4.2x	3.9x
Cash fixed charge coverage ratio (7)	3.5x	4.7x	4.2x	5.9x	4.7x

Leverage
Debt to total enterprise value (8) (9)	26.5%	26.5%	27.7%	25.2%	24.2%
Debt plus preferred stock to total enterprise value (9)(10)	30.2%	30.2%	31.5%	28.9%	27.8%
Pre-tax income to interest expense (11)	2.1x	2.1x	2.4x	2.1x	1.2x
Net Debt to Adjusted EBITDA (12)	5.2x	5.2x	5.3x	5.2x	6.0x

(2)
Cash interest expense is interest expense less amortization of debt discount and deferred financing fees and includes interest that we capitalized. We consider cash interest expense to be a useful measure of interest as it excludes non-cash based interest expense.

(3)	Fixed charges consist of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred dividends.

(4)	Adjusted EBITDA divided by GAAP interest expense plus capitalized interest, excluding bridge facility fees.

(5)	Adjusted EBITDA divided by cash interest expense.

(6)	Adjusted EBITDA divided by fixed charges excluding bridge facility fees.

(7)	Adjusted EBITDA divided by the sum of cash interest expense, scheduled debt principal payments and preferred dividends.

(8)	Mortgage debt and other loans divided by market value of equity plus debt plus preferred stock.

(9)	Total enterprise value defined as market value of common equity plus debt plus preferred stock. See page 7 for definition of market value of common equity.

(10)	Same as (8), except numerator includes preferred stock.

(11)	Calculated as net income plus interest expense divided by GAAP interest expense.

(12)
Calculated as total debt at balance sheet carrying value (see page 6), plus capital lease obligations, plus Digital Realty's share of joint venture debt, less unrestricted cash and cash equivalents divided by the product of Adjusted EBITDA (inclusive of our share of joint venture EBITDA), multiplied by four.

Management Statements on Non-GAAP Measures	Financial Supplement
Unaudited	Third Quarter 2018

Definitions

Funds From Operations (FFO):
We calculate funds from operations, or FFO, in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT. FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from real estate transactions, non-controlling interests share of gain on sale of property, impairment of investment in real estate, real estate related depreciation and amortization (excluding amortization of deferred financing costs), unconsolidated JV real estate related depreciation & amortization, non-controlling interests in operating partnership and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions and after adjustments for unconsolidated partnerships and joint ventures, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our data centers that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our data centers, all of which have real economic effect and could materially impact our financial condition and results from operations, the utility of FFO as a measure of our performance is limited. Other REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to other REITs’ FFO. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Core Funds from Operations (Core FFO):
We present core funds from operations, or core FFO, as a supplemental operating measure because, in excluding certain items that do not reflect core revenue or expense streams, it provides a performance measure that, when compared year over year, captures trends in our core business operating performance. We calculate core FFO by adding to or subtracting from FFO (i) termination fees and other non-core revenues, (ii) transaction and integration expenses, (iii) gain from early extinguishment of debt, (iv) issuance costs associated with redeemed preferred stock, (v) equity in earnings adjustment for non-core items, (vi) severance, equity acceleration, and legal expenses, (vii) bridge facility fees and (viii) other non-core expense adjustments. Because certain of these adjustments have a real economic impact on our financial condition and results from operations, the utility of core FFO as a measure of our performance is limited. Other REITs may calculate core FFO differently than we do and accordingly, our core FFO may not be comparable to other REITs' core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Adjusted Funds from Operations (AFFO):
We present adjusted funds from operations, or AFFO, as a supplemental operating measure because, when compared year over year, it assesses our ability to fund dividend and distribution requirements from our operating activities. We also believe that, as a widely recognized measure of the operations of REITs, AFFO will be used by investors as a basis to assess our ability to fund dividend payments in comparison to other REITs, including on a per share and unit basis. We calculate AFFO by adding to or subtracting from core FFO (i) non-real estate depreciation, (ii) amortization of deferred financing costs, (iii) amortization of debt discount/premium, (iv) non-cash stock-based compensation expense, (v) straight-line rental revenue, (vi) straight-line rental expense, (vii) above- and below-market rent amortization, (viii) deferred non-cash tax expense, (ix) capitalized leasing compensation, (x) recurring capital expenditures and (xi) capitalized internal leasing commissions. Other REITs may calculate AFFO differently than we do and accordingly, our AFFO may not be comparable to other REITs’ AFFO. AFFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

EBITDA and Adjusted EBITDA:
We believe that earnings before interest, loss from early extinguishment of debt, income taxes, depreciation and amortization, and impairment of investments in real estate, or EBITDA, and Adjusted EBITDA (as defined below), are useful supplemental performance measures because they allow investors to view our performance without the impact of non-cash depreciation and amortization or the cost of debt and, with respect to Adjusted EBITDA, severance, equity acceleration, and legal expenses, transaction and integration expenses, (gain) loss on real estate transactions, equity in earnings adjustment for non-core items, other non-core adjustments, net, noncontrolling interests, preferred stock dividends, including undeclared dividends, and issuance costs associated with redeemed preferred stock. Adjusted EBITDA is EBITDA excluding severance, equity acceleration, and legal expenses, transaction and integration expenses, (gain) on real estate transactions, other non-core adjustments, net, non-controlling interests, and preferred stock dividends, including undeclared dividends. In addition, we believe EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. Because EBITDA and Adjusted EBITDA are calculated before recurring cash charges including interest expense and income taxes, exclude capitalized costs, such as leasing commissions, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utility as a measure of our performance is limited. Other REITs may calculate EBITDA and Adjusted EBITDA differently than we do and accordingly, our EBITDA and Adjusted EBITDA may not be comparable to other REITs’ EBITDA and Adjusted EBITDA. Accordingly, EBITDA and Adjusted EBITDA should be considered only as supplements to net income computed in accordance with GAAP as a measure of our financial performance.

Management Statements on Non-GAAP Measures	Financial Supplement
Unaudited	Third Quarter 2018

Net Operating Income (NOI) and Cash NOI:
Net operating income, or NOI, represents rental revenue, tenant reimbursement revenue and interconnection revenue less utilities expense, rental property operating expenses, property taxes and insurance expenses (as reflected in the statement of operations). NOI is commonly used by stockholders, company management and industry analysts as a measurement of operating performance of the company’s rental portfolio. Cash NOI is NOI less straight-line rents and above- and below-market rent amortization. Cash NOI is commonly used by stockholders, company management and industry analysts as a measure of property operating performance on a cash basis. However, because NOI and cash NOI exclude depreciation and amortization and capture neither the changes in the value of our data centers that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our data centers, all of which have real economic effect and could materially impact our results from operations, the utility of NOI and cash NOI as measures of our performance is limited. Other REITs may calculate NOI and cash NOI differently than we do and, accordingly, our NOI and cash NOI may not be comparable to other REITs’ NOI and cash NOI. NOI and cash NOI should be considered only as supplements to net income computed in accordance with GAAP as measures of our performance.

Additional Definitions
Net debt-to-Adjusted EBITDA ratio is calculated using total debt at balance sheet carrying value, plus capital lease obligations, plus our share of JV debt, less unrestricted cash and cash equivalents divided by the product of Adjusted EBITDA (inclusive of our share of JV EBITDA) multiplied by four.
Debt-plus-preferred-to-total enterprise value is mortgage debt and other loans plus preferred stock divided by mortgage debt and other loans plus the liquidation value of preferred stock and the market value of outstanding Digital Realty Trust, Inc. common stock and Digital Realty Trust, L.P. units, assuming the redemption of Digital Realty Trust, L.P. units for shares of Digital Realty Trust, Inc. common stock.
Fixed charge coverage ratio is Adjusted EBITDA divided by the sum of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred dividends. For the quarter ended September 30, 2018, GAAP interest expense was $81 million, capitalized interest was $10 million and scheduled debt principal payments and preferred dividends was $20 million.

	Three Months Ended			Nine Months Ended
Reconciliation of Net Operating Income (NOI) (in thousands)	30-Sep-18	30-Jun-18	30-Sep-17	30-Sep-18	30-Sep-17

Operating income	$139,065	$144,062	$66,157	$426,940	$334,097

Fee income	(1,469)	(2,343)	(1,662)	(4,945)	(4,986)
Other income	(518)	(527)	(208)	(1,903)	(584)
Depreciation and amortization	293,957	298,788	199,914	887,534	554,491
General and administrative	40,997	44,277	41,477	121,563	112,399
Severance, equity acceleration, and legal expenses	645	1,822	2,288	2,701	3,522
Transaction expenses	9,626	5,606	42,809	19,410	60,367
Impairment in investments in real estate	—	—	28,992	—	28,992
Other expenses	1,139	152	3,051	1,722	3,075

Net Operating Income	$483,442	$491,837	$382,818	$1,453,022	$1,091,373

Cash Net Operating Income (Cash NOI)

Net Operating Income	$483,442	$491,837	$382,818	$1,453,022	$1,091,373

Straight-line rental revenue	(10,511)	(8,489)	(1,692)	(29,266)	(7,859)
Straight-line rental expense	2,479	2,691	4,128	7,770	12,701
Above- and below-market rent amortization	6,552	6,794	(873)	20,012	(4,792)

Cash Net Operating Income	$481,962	$492,833	$384,381	$1,451,538	$1,091,423

Forward-Looking Statements	Financial Supplement
Third Quarter 2018

This document contains forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Such forward-looking statements include statements relating to: the Ascenty acquisition and related financings, the proposed joint venture with Brookfield, expected physical settlement of the forward sale agreements and use of proceeds from any such settlement, our expected investment and expansion activity, supply and demand for data center and colocation space, our acquisition and disposition activity, pricing and net effective leasing economics, market dynamics and data center fundamentals, our strategic priorities, rent from leases that have been signed but have not yet commenced and other contracted rent to be received in future periods, rental rates on future leases, lag between signing and commencement, cap rates and yields, investment activity, the company's FFO, core FFO and net income 2018 outlook and underlying assumptions, information related to trends, our strategy and plans, leasing expectations, weighted average lease terms, the exercise of lease extensions, lease expirations, debt maturities, annualized rent at expiration of leases, the effect new leases and increases in rental rates will have on our rental revenue, our credit ratings, construction and development activity and plans, projected construction costs, estimated yields on investment, expected occupancy, expected square footage and IT load capacity upon completion of development projects, 2018 backlog NOI, NAV components, and other forward-looking financial data. Such statements are based on management’s beliefs and assumptions made based on information currently available to management. Such statements are subject to risks, uncertainties and assumptions and are not guarantees of future performance and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Some of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, among others, the following:

•	reduced demand for data centers or decreases in information technology spending;

•	decreased rental rates, increased operating costs or increased vacancy rates;

•	increased competition or available supply of data center space;

•
the suitability of our data centers and data center infrastructure, delays or disruptions in connectivity or availability of power, or failures or breaches of our physical and information security infrastructure or services;

•	our dependence upon significant customers, bankruptcy or insolvency of a major customer or a significant number of smaller customers, or defaults on or non-renewal of leases by customers;

•	breaches of our obligations or restrictions under our contracts with our customers;

•	our inability to successfully develop and lease new properties and development space, and delays or unexpected costs in development of properties;

•	the impact of current global and local economic, credit and market conditions;

•	our inability to retain data center space that we lease or sublease from third parties;

•	difficulty acquiring or operating properties in foreign jurisdictions;

•	our failure to realize the intended benefits from, or disruptions to our plans and operations or unknown or contingent liabilities related to, our recent acquisitions;

•	our failure to successfully integrate and operate acquired or developed properties or businesses, including Ascenty;

•	difficulties in identifying properties to acquire and completing acquisitions;

•	risks related to joint venture investments (including the proposed joint venture with Brookfield), including as a result of our lack of control of such investments;

•
risks associated with using debt to fund our business activities, including re-financing and interest rate risks, our failure to repay debt when due, adverse changes in our credit ratings or our breach of covenants or other terms contained in our loan facilities and agreements;

•	our failure to obtain necessary debt and equity financing, and our dependence on external sources of capital;

•	financial market fluctuations and changes in foreign currency exchange rates;

•
adverse economic or real estate developments in our industry or the industry sectors that we sell to, including risks relating to decreasing real estate valuations and impairment charges and goodwill and other intangible asset impairment charges;

•	our inability to manage our growth effectively;

•	losses in excess of our insurance coverage;

•	environmental liabilities and risks related to natural disasters;

•	our inability to comply with rules and regulations applicable to our company;

•	Digital Realty Trust, Inc.’s failure to maintain its status as a REIT for federal income tax purposes;

•	Digital Realty Trust, L.P.’s failure to qualify as a partnership for federal income tax purposes;

•	restrictions on our ability to engage in certain business activities; and

•	changes in local, state, federal and international laws and regulations, including related to taxation, real estate and zoning laws, and increases in real property tax rates.

The risks included here are not exhaustive, and additional factors could adversely affect our business and financial performance. We discussed a number of additional material risks in our annual report on Form 10-K for the year ended December 31, 2017, our current report on Form 8-K filed on September 24, 2018 and other filings with the Securities and Exchange Commission. Those risks continue to be relevant to our performance and financial condition. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We expressly disclaim any responsibility to update forward-looking statements, whether as a result of new information, future events or otherwise. Digital Realty, Digital Realty Trust, the Digital Realty logo, Turn-Key Flex and Powered Base Building are registered trademarks and service marks of Digital Realty Trust, Inc. in the United States and/or other countries.